Exhibit 99.2

Quarterly Supplemental Information

September 30, 2011

Corporate Headquarters	Institutional Analyst Contact	Investor Relations

11695 Johns Creek Parkway, Suite 350	Telephone: 770.418.8592	Telephone: 866.354.3485
Johns Creek, GA 30097	research.analysts@piedmontreit.com	investor.services@piedmontreit.com
Telephone: 770.418.8800		www.piedmontreit.com

Piedmont Office Realty Trust, Inc.

Quarterly Supplemental Information

Index

Page

Introduction
Corporate Data	3
Investor Information	4
Financial Highlights	5-9
Key Performance Indicators	10

Financials
Balance Sheet	11
Income Statements	12-13
Funds From Operations / Adjusted Funds From Operations	14
Same Store Analysis	15-16
Capitalization Analysis	17
Debt Summary	18
Debt Detail	19
Debt Analysis	20

Operational & Portfolio Information - Office Investments
Tenant Diversification	21
Tenant Credit Rating & Lease Distribution Information	22
Leased Percentage Information	23
Rental Rate Roll Up / Roll Down Analysis	24
Lease Expiration Schedule	25
Annual Lease Expirations	26
Capital Expenditures & Commitments	27
Contractual Tenant Improvements & Leasing Commissions	28
Geographic Diversification	29
Industry Diversification	30
Property Investment Activity	31
Value-Add Activity	32

Other Investments
Other Investments Detail	33

Supporting Information
Definitions	34-35
Research Coverage	36
Non-GAAP Reconciliations & Other Detail	37-40
Risks, Uncertainties and Limitations	41

Please refer to page 41 for a discussion of important risks related to the business of Piedmont Office Realty Trust, as well as an investment in its securities, including risks that could cause actual results and events to differ materially from results and events referred to in the forward-looking information. Considering these risks, uncertainties, assumptions, and limitations, the forward-looking events contained in this supplemental reporting package might not occur.

Certain prior period amounts have been reclassified to conform to the current period financial statement presentation. In addition, many of the schedules herein contain rounding to the nearest thousands or millions and, therefore, the schedules may not total due to this rounding convention.

Piedmont Office Realty Trust, Inc.

Corporate Data

Piedmont Office Realty Trust, Inc. (“Piedmont” or the “Company”) (NYSE: PDM) is a fully-integrated and self-managed real estate investment trust (“REIT”) specializing in the acquisition, ownership, management, development and disposition of primarily high-quality Class A office buildings located predominantly in large U.S. office markets and leased principally to high-credit-quality tenants. Since its first acquisition in 1998, the Company has acquired $5.9 billion of office and industrial properties (inclusive of joint ventures) through September 30, 2011. Rated as an investment-grade company by Standard & Poor’s and Moody’s, Piedmont has maintained a low-leverage strategy while acquiring its properties. Approximately 84% of our Annualized Lease Revenue (“ALR”)(1) is derived from our office properties located within the ten largest U.S. office markets, including Chicago, Washington, D.C., the New York metropolitan area, Boston and greater Los Angeles.

This data supplements the information provided in our reports filed with the Securities and Exchange Commission and should be reviewed in conjunction with such filings.

	As of September 30, 2011	As of December 31, 2010

Number of properties (2)	79	75

Rentable square footage (in thousands) (2)	21,839	20,408

Percent leased (3)	86.4%	89.2%

Percent leased (not including value-add properties) (4)	88.8%	89.9%

Capitalization (in thousands):

Total gross debt - principal amount outstanding (5)	$1,664,525	$1,402,525

Equity market capitalization	$2,794,612	$3,477,342

Total market capitalization (5)	$4,459,137	$4,879,867

Total gross debt / Total market capitalization (5)	37.3%	28.7%

Total gross debt / Total gross assets (5)	29.9%	26.6%

Common stock data

High closing price during quarter	$21.25	$20.31

Low closing price during quarter	$16.08	$18.25

Closing price of common stock at period end	$16.17	$20.14

Weighted average fully diluted shares outstanding (in thousands) (6)	172,996	170,967

Shares of common stock issued and outstanding (in thousands)	172,827	172,658

Rating / outlook
Standard & Poor’s	BBB / Stable	BBB / Stable
Moody’s	Baa2 / Stable	Baa2 / Stable

Employees (7)	115	110

(1)	The definition for Annualized Lease Revenue can be found on page 34.
(2)

As of September 30, 2011, our office portfolio consisted of 79 properties (exclusive of our equity interests in five properties owned through unconsolidated joint ventures and our two industrial properties). During the second quarter of 2011, we sold Eastpointe Corporate Center, a 156,000 square foot building located in Issaquah, WA, and 5000 Corporate Court, a 264,000 square foot building located in Holtsville, NY, and we purchased 225 and 235 Presidential Way, two buildings comprised of 440,000 square feet and located in Woburn, MA.

(3)

Calculated as leased square footage on September 30, 2011 plus square footage associated with executed new leases for currently vacant spaces divided by total rentable square footage, expressed as a percentage. This measure is presented for our 79 office properties and excludes industrial and unconsolidated joint venture properties. Please refer to page 23 for additional analyses regarding Piedmont’s leased percentage.

(4)	Please refer to page 32 for information regarding value-add properties.
(5)	Total gross debt includes $120 million of debt associated with one held-for-sale asset, 35 West Wacker Drive.
(6)	Weighted average fully diluted shares outstanding are presented on a year-to-date basis for each period.
(7)	During 2011, the company hired a regional manager and additional staff for its New York, NY office. The opening of this office is the primary reason for the increase in number of employees.

Piedmont Office Realty Trust, Inc.

Investor Information

Corporate

11695 Johns Creek Parkway, Suite 350, Johns Creek, Georgia 30097

770.418.8800

www.piedmontreit.com

Executive and Senior Management

Donald A. Miller, CFA	Robert E. Bowers	Laura P. Moon
Chief Executive Officer, President and Director	Chief Financial Officer, Executive Vice President, Secretary, and Treasurer	Chief Accounting Officer and Senior Vice President

Raymond L. Owens	Carroll A. Reddic, IV
Executive Vice President - Capital Markets	Executive Vice President - Real Estate Operations, Assistant Secretary

Board of Directors

W. Wayne Woody	Donald A. Miller, CFA	Frank C. McDowell
Director and Chairman of the Board of Directors	Chief Executive Officer, President and Director	Director and Vice Chairman of the Board of Directors

Wesley E. Cantrell	Michael R. Buchanan	Donald S. Moss
Director and Chairman of Governance Committee	Director and Chairman of Capital Committee	Director and Chairman of Compensation Committee

Jeffery L. Swope		William H. Keogler, Jr.
Director		Director

Transfer Agent	Corporate Counsel

Bank of New York Mellon Shareowner Services	King & Spalding
P.O. Box 358010 Pittsburgh, PA 15252-8010 Phone: 866.354.3485	1180 Peachtree Street, NE Atlanta, GA 30309 Phone: 404.572.4600

Piedmont Office Realty Trust, Inc.

Financial Highlights

As of September 30, 2011

On January 22, 2010, we filed an amendment to our charter to effect a recapitalization of our common stock as described further in our Securities and Exchange Commission (“SEC”) filings. The recapitalization had the effect of a one-for-three reverse stock split. All prior period per share data has been restated to give net effect to this one-for-three reverse stock split.

Financial Results (1)

-  Funds from operations (FFO) for the quarter ended September 30, 2011 was $68.9 million, or $0.40 per share (diluted), compared to $77.9 million, or $0.45 per share (diluted), for the same quarter in 2010. FFO for the nine months ended September 30, 2011 was $205.4 million, or $1.19 per share (diluted), compared to $203.7 million, or $1.20 per share (diluted), for the same period in 2010. The decrease in FFO for the three months ended September 30, 2011 as compared to the same period in 2010 was principally related to one-time net property tax credits of approximately $3 million recognized in the third quarter of 2010, lower termination income in the third quarter of 2011, and reduced rental income due to a decrease in leased percentage and rental rate roll downs; these items were partially offset by operating income contributed from properties acquired during the past year. A contributor to the decrease in per share amount for FFO for the nine months ended September 30, 2011 as compared to the same period in 2010 was the dilutive effect of the 13.8 million shares of common stock issued when the Company listed on the NYSE in February 2010.

-  Core funds from operations (Core FFO) for the quarter ended September 30, 2011 was $69.2 million, or $0.40 per share (diluted), compared to $78.2 million, or $0.45 per share (diluted), for the same quarter in 2010. Core FFO for the nine months ended September 30, 2011 was $206.3 million, or $1.19 per share (diluted), compared to $213.7 million, or $1.26 per share (diluted), for the same period in 2010. The decrease in Core FFO for the three and the nine months ended September 30, 2011 was principally related to one-time net property tax credits of approximately $3 million recognized in the third quarter of 2010 and reduced rental income due to a decrease in leased percentage and rental rate roll downs; these items were partially offset by operating income contributed from properties acquired during the past year.

-  Adjusted funds from operations (AFFO) for the quarter ended September 30, 2011 was $50.0 million, or $0.29 per share (diluted), compared to $66.8 million, or $0.39 per share (diluted), for the same quarter in 2010. AFFO for the nine months ended September 30, 2011 was $156.9 million, or $0.91 per share (diluted), compared to $186.6 million, or $1.10 per share (diluted), for the same period in 2010. The decrease in AFFO for the nine months ended September 30, 2011 as compared to the same period in 2010 was primarily due to increased capital expenditures in 2011 associated with increased leasing activity.

-  During the quarter ended September 30, 2011, the Company paid to shareholders a quarterly dividend in the amount of $0.315 per share for its common stock. The Company’s dividend payout percentage for the nine months ended September 30, 2011 was 79% of Core FFO and 104% of AFFO.

Operations

-  On a same store square footage leased basis, our portfolio was 87.8% leased as of September 30, 2011 as compared to 88.8% leased as of September 30, 2010. On a square footage basis, our total office portfolio was 86.4% leased as of September 30, 2011, as compared to 89.2% as of December 31, 2010 and 89.0% as of September 30, 2010. The decrease in the office portfolio leased percentage during the last several quarters is primarily related to the addition to the portfolio of several properties with significant vacancies, including 500 West Monroe Street in Chicago, IL, 1200 Enclave Parkway in Houston, TX, The Medici in Atlanta, GA, and Suwanee Gateway One in Suwanee, GA. Removing these value-add properties from the total portfolio statistics results in an 88.8% leased rate for our stabilized assets at September 30, 2011 as compared to an 89.7% leased rate at September 30, 2010. A primary contributor to the decrease in stabilized leased percentage over the previous year is the expiration of a 300,000 square foot lease at Windy Point II in Schaumburg, IL; approximately 16% of the space vacated by the tenant had been released as of the end of the third quarter of 2011. Please refer to page 23 for additional information.

-  The weighted average remaining lease term of our portfolio was 6.6 years(2) as of September 30, 2011 as compared to 5.8 years at December 31, 2010.

-  During the three months ended September 30, 2011, the Company completed 907,000 square feet of leasing at our 79 consolidated office properties. We executed renewal leases for 566,000 square feet and new tenant leases for 342,000 square feet, bringing the year-to-date total office leasing activity to 2,930,000 square feet, with an average committed capital cost of $5.13 per square foot per year of lease term. Average committed capital cost per square foot per year of lease term for renewal leases signed during the nine months ended September 30, 2011 was $4.49 and average committed capital cost per square foot per year of lease term for new leases during the same time period was $6.12. We did not execute any new leases during the quarter for our two industrial properties.

-  During the three months ended September 30, 2011, we retained(3) tenants for 58% of the square footage associated with expiring leases. During the nine months ended September 30, 2011, we retained tenants for 70% of the square footage associated with expiring leases. This result compares to a 72% retention rate for the year ended December 31, 2010.

(1) FFO, Core FFO and AFFO are supplemental non-GAAP financial measures. See pages 34-35 for definitions of non-GAAP financial measures. See pages 14 and 37 for reconciliations of FFO, Core FFO and AFFO to Net Income.

(2) Remaining lease term (after taking into account leases for vacant spaces which had been executed but not commenced as of September 30, 2011) is weighted based on Annualized Lease Revenue, as defined on page 34.

(3) Piedmont defines a retained tenant to include an existing tenant/occupant signing a lease for the premises it currently occupies or a tenant whose occupancy of a space is structured in a way to eliminate downtime for the space. Excluding the Zurich American Insurance Company lease expiration at Windy Point II in Schaumburg, IL, our retention rate for the three months ended September 30, 2011, would have been 74% and that for the nine months ended September 30, 2011, would have been 76%.

Piedmont Office Realty Trust, Inc.

Financial Highlights

As of September 30, 2011

-	During the three months ended September 30, 2011, we executed ten office leases greater than 20,000 square feet. Please see information on those leases listed below.

Tenant Name	Property	Property Location	Square Feet Leased	Expiration Year	Lease Type
Gemini Technology Services (Deutsche Bank AG)	2 Gatehall Drive	Parsippany, NJ	204,515	2021	Renewal
Daniel J. Edelman	Aon Center	Chicago, IL	178,437	2024	Renewal / Expansion
Integrys Business Support, LLC	Aon Center	Chicago, IL	149,432	2029	New
Dassault Systemes Americas Corporation	Auburn Hills Corporate Center	Auburn Hills, MI	49,606	2023	Renewal
Ally Financial, Inc.	Auburn Hills Corporate Center	Auburn Hills, MI	42,953	2017	Renewal
Continental Casualty Company	Glenridge Highlands II	Atlanta, GA	38,333	2019	New
Harding Loevner, LP	400 Bridgewater Crossing	Bridgewater, NJ	30,501	2019	New
W.W. Grainger, Inc.	3750 Brookside Parkway	Alpharetta, GA	29,246	2015	Renewal / Contraction
International Business Machines Corporation	11107 Sunset Hills Road	Reston, VA	22,639	2017	Renewal
Morgan Stanley Smith Barney Financing, LLC	1901 Main Street	Irvine, CA	22,470	2017	Renewal

Piedmont Office Realty Trust, Inc.

Financial Highlights

As of September 30, 2011

Leasing Update

-	As of June 30, 2011, a total of six leases were scheduled to expire during the remainder of 2011 or during 2012 that each contributed greater than 1% to our total Annualized Lease Revenue. The 300,000 square foot lease to Zurich American Insurance Company at Windy Point II expired during the third quarter of 2011; approximately 16% of the space previously leased by Zurich has been leased by former sublessees, while the balance of the space has gone vacant. Information regarding the leasing status of the spaces associated with the remaining five leases is presented below.

Tenant Name	Property	Property Location	Square Footage (1)	Percentage of Current Quarter Annualized Lease Revenue (%)	Expiration (2)	Current Leasing Status
Kirkland & Ellis	Aon Center	Chicago, IL	331,887	1.7%	Q4 2011	Kirkland & Ellis is vacating. KPMG has leased 69% of the space currently leased to Kirkland & Ellis; the KPMG lease is scheduled to commence in August 2012. An additional lease is under negotiation for approximately 16% of the space currently leased by Kirkland & Ellis; after the execution of that lease, only approximately 15% of the space currently leased by Kirkland & Ellis would be available for lease.
Marsh USA	500 West Monroe Street	Chicago, IL	173,290	1.2%	Q4 2011	Piedmont acquired the property in March 2011 after Marsh had announced that they would vacate the building at the end of their lease term. Please see the GE discussion below. Approximately 53,000 square feet of Marsh’s current space is under negotiation to be leased by GE. The Company is actively marketing for lease the balance of the space.
Sanofi-aventis US	200 Bridgewater Crossing	Bridgewater, NJ	297,379	2.0%	Q1 2012	The tenant will be vacating at lease expiration. The Company has signed a lease with a new tenant for approximately 79,000 square feet. The Company is actively marketing for lease the balance of the space.
United States of America (National Park Service)	1201 Eye Street	Washington, D.C.	219,750	1.7%	Q3 2012	Preliminary discussions with the GSA have commenced. The Company is awaiting the release of an official solicitation for offers from the GSA, a key component of the Government’s space acquisition process.
GE	500 West Monroe Street	Chicago, IL	311,387	1.7%	Q4 2012	A lease renewal and expansion with the tenant is under negotiation.

(1) Square footage represents the total square footage leased by the tenant expiring during the expiration quarter.

(2) The lease expiration date presented is that of the majority of the space leased to the tenant at the building.

Piedmont Office Realty Trust, Inc.

Financial Highlights

As of September 30, 2011

Financing and Capital Activity

-  As of September 30, 2011, our ratio of gross debt to total gross assets was 29.9%, our ratio of gross debt to gross real estate assets was 34.1%, and our ratio of gross debt to total market capitalization was 37.3%. These debt ratios are based on total principal amount outstanding for our various loans, including $120 million associated with one held-for-sale asset, 35 West Wacker Drive.

-  On September 13, 2011, Piedmont completed the purchase of 225 and 235 Presidential Way, a project consisting of two, five-story office buildings with a total of 440,000 square feet located in Woburn, MA, a suburb of Boston. The purchase price of the project was $85.3 million, or $194 per square foot. The buildings are well located along Interstate 93 within close proximity to the Route 128 / Interstate 95 intersection and were constructed in 2000 and 2001. The buildings are 100% leased to Raytheon Company, which has an S&P credit rating of A-, through 2019.

-  On July 1, 2011, the Company completed the sale of Eastpointe Corporate Center, a 156,000 square foot, five-story building located in Issaquah, WA, a suburb of Seattle, to an owner/occupant for approximately $32 million, or $205 per square foot. Piedmont recorded a $12.2 million gain upon the sale of the property. The operating income for the disposed asset is presented in discontinued operations. The building’s leased percentage dropped from 43% to 19% on the date of the sale due to the expiration of a lease. Through the sale, Piedmont was able to mitigate the leasing risk associated with this building and further its strategic objective of focusing on select markets, while simultaneously securing an attractive sale price for the property.

-  On August 31, 2011, Piedmont completed the sale of 5000 Corporate Court, a 264,000 square foot office building located in Holtsville, NY. The sale price of the building was $39.3 million, or $148 per square foot. Piedmont recorded a $14.6 million gain upon the sale of the property. The building is located on Long Island and is leased principally to the United States General Services Administration. The operating income for the disposed asset is presented in discontinued operations.

-  On August 25, 2011, Piedmont, along with its joint venture partners, sold 47300 Kato Road, a 58,000 square foot building in Fremont, CA to an owner/occupant. The gross sale price was $3.8 million, or $65 per square foot. Piedmont’s ownership in the property was approximately 78%. Piedmont recognized a $71,000 gain on the sale of its interest in the asset.

-  On August 1, 2011, Piedmont entered into an agreement to sell its 96.5% ownership interest in 35 West Wacker Drive, a 1,118,000 square foot office building in Chicago, IL. The agreed upon gross sale price values the building at $401.0 million, or $359 per square foot. The buyer completed its due diligence study of the asset on September 15, 2011, and its deposit of $15 million became non-refundable. The asset was reclassified from real estate assets held-for-use to real estate assets held-for-sale as of September 15, 2011. The operating income for the asset is presented in discontinued operations. The sale of the ownership interest is contingent upon lender approvals and is anticipated to close by year end.

-  On August 9, 2011, the Board of Directors of Piedmont declared dividends for the third quarter of 2011 in the amount of $0.315 per common share outstanding to stockholders of record as of the close of business on September 1, 2011. The dividends were paid on September 22, 2011.

-  The maturity dates for three loans (the two loans totaling $185 million in face value associated with 500 West Monroe Street and the $500 million line of credit facility) were extended during the third quarter of 2011. All three loans will now mature during the third quarter of 2012. Please see page 19 for additional details.

Piedmont Office Realty Trust, Inc.

Financial Highlights

As of September 31, 2010

Subsequent Events

- On October 5, 2011, Piedmont entered into an agreement to purchase 400 TownPark, a 176,000 square foot, five-story office building in suburban Orlando, FL. As of that date, approximately 13% of the agreed upon purchase price of $23.9 million, or $136 per square foot, had been deposited into escrow and was non-refundable. The construction of the building was completed in 2008 with an efficient, LEED design. The building is currently 19% leased and is located within the amenity-rich, mixed-use development of TownPark, which is located adjacent to Interstate 4 in the Lake Mary suburb of Orlando. The building offers the only contiguous block of vacant space over 50,000 square feet in the market. The low cost basis and high-quality construction of the building should afford the Company a competitive advantage in securing a large corporate user as the economy recovers. The purchase of the building is anticipated to be completed during the fourth quarter of 2011.

- The Company has signed a new, 11-year lease for approximately 79,000 square feet with Synchronoss Technologies at 200 Bridgewater Crossing in Bridgewater, NJ. The lease is for space that is currently leased to Sanofi-aventis US. Piedmont is actively marketing for lease the remainder of the space occupied by the current tenant.

- On November 2, 2011, the Board of Directors of Piedmont declared dividends for the fourth quarter of 2011 in the amount of $0.315 per common share outstanding to stockholders of record as of the close of business on December 1, 2011. The dividends are expected to be paid on December 22, 2011.

- On November 2, 2011, the Board of Directors of Piedmont authorized the repurchase of up to $300 million of the Company’s common stock over the next two years. Any repurchases of shares of common stock will depend upon market conditions, as well as other factors, and such repurchases will be made at the discretion of the Company.

Guidance for 2011

- The Company is adjusting its financial guidance for calendar year 2011 to the upper end of its previously published range as follows:

Low High
Core Funds from Operations	$264 - $269 million
Core Funds from Operations per diluted share	$1.53 - $1.56

These estimates reflect management’s view of current market conditions and incorporate certain economic and operational assumptions and projections. Actual results could differ from these estimates. Note that individual quarters may fluctuate on both a cash and an accrual basis due to the timing of repairs and maintenance, capital expenditures, capital markets activities and one-time revenue or expense events. In addition, the Company’s guidance is based on information available to management as of the date of this supplemental report.

Piedmont Office Realty Trust, Inc.

Key Performance Indicators

Unaudited (in thousands except for per share data)

This section of our supplemental report includes non-GAAP financial measures, including, but not limited to, Core Earnings Before Interest, Taxes, Depreciation, and Amortization (Core EBITDA), Funds from Operations (FFO), Core Funds from Operations (Core FFO), and Adjusted Funds from Operations (AFFO). Definitions of these non-GAAP measures are provided on pages 34-35 and reconciliations are provided on pages 37-39.

	Three Months Ended
Selected Operating Data	9/30/2011	6/30/2011	3/31/2011	12/31/2010	9/30/2010

Percent leased (1)	86.4%	86.5%	87.3%	89.2%	89.0%

Rental income	$105,878	$104,621	$101,261	$102,137	$102,097

Total revenues	$134,414	$137,165	$132,569	$135,233	$134,116

Total operating expenses	$97,017	$100,729	$91,301	$95,874	$84,631

Real estate operating income	$37,397	$36,436	$41,268	$39,359	$49,485

Impairment losses (2)	$0	$0	$0	$0	$53

Core EBITDA (3)	$86,941	$84,729	$88,774	$85,610	$95,612

Core FFO (3)	$69,203	$65,843	$71,281	$68,178	$78,229

Core FFO per share - diluted	$0.40	$0.38	$0.41	$0.39	$0.45

AFFO (3)	$49,979	$50,578	$56,312	$41,961	$66,774

AFFO per share - diluted	$0.29	$0.29	$0.33	$0.24	$0.39

Gross dividends	$54,441	$54,440	$54,387	$54,388	$54,388

Dividends per share	$0.315	$0.315	$0.315	$0.315	$0.315

Selected Balance Sheet Data

Total real estate assets	$3,926,638	$3,899,639	$3,892,087	$3,676,828	$3,689,428

Total gross real estate assets	$4,875,854	$4,828,700	$4,804,988	$4,567,326	$4,573,622

Total assets	$4,613,118	$4,560,206	$4,563,272	$4,373,480	$4,389,585

Net debt (4)	$1,600,650	$1,583,812	$1,529,603	$1,333,332	$1,316,645

Total liabilities	$1,896,195	$1,838,983	$1,809,755	$1,600,026	$1,591,653

Ratios

Core EBITDA margin (5)	59.8%	56.1%	60.6%	56.2%	65.0%

Fixed charge coverage ratio (6) (7)	4.9 x	4.4 x	5.2 x	4.9 x	5.5 x

Net debt to core EBITDA (7) (8)	4.6 x	4.7 x	4.3 x	3.9 x	3.4 x

(1) Please refer to page 23 for additional leased percentage information.

(2) Impairment losses include losses for both wholly-owned and our proportionate share of unconsolidated joint venture assets.

(3) Core EBITDA, Core FFO and AFFO have been adjusted to exclude impairments on real estate assets as shown on pages 37 and 38.

(4) Net debt is calculated as the total principal amount of debt outstanding minus cash and cash equivalents and escrow deposits and restricted cash. As of the first quarter of 2011, net debt includes $185 million of secured debt associated with 500 West Monroe Street which was acquired March 31, 2011. Amount includes $120 million of debt associated with one held-for-sale asset, 35 West Wacker Drive.

(5) Core EBITDA margin is calculated as Core EBITDA divided by total revenues (including revenues associated with discontinued operations).

(6) Fixed charge coverage is calculated as Core EBITDA divided by the sum of interest expense, principal amortization, capitalized interest and preferred dividends. The Company had no capitalized interest, principal amortization or preferred dividends during any of the periods presented.

(7) The change in Piedmont’s debt coverage ratios in 2011 as compared to those for the year ended December 31, 2010, is primarily attributable to $185 million of debt associated with 500 West Monroe Street and the interest expense associated therewith.

(8) Core EBITDA is annualized for the purposes of this calculation.

Piedmont Office Realty Trust, Inc.

Consolidated Balance Sheets

Unaudited (in thousands)

	September 30, 2011	June 30, 2011	March 31, 2011	December 31, 2010	September 30, 2010

Assets:
Real estate, at cost:
Land assets	$637,656	$638,390	$632,530	$592,080	$597,303
Buildings and improvements	3,721,349	3,688,227	3,661,697	3,486,966	3,486,328
Buildings and improvements, accumulated depreciation	(766,163)	(752,534)	(731,282)	(707,314)	(702,964)
Intangible lease asset	206,621	198,831	212,153	193,420	196,601
Intangible lease asset, accumulated amortization	(118,574)	(114,180)	(121,479)	(125,193)	(125,315)
Construction in progress	16,853	12,678	10,581	8,591	9,380
Real estate assets held for sale, gross	293,375	290,574	288,027	286,269	284,010
Real estate assets held for sale, accumulated depreciation and amortization	(64,479)	(62,347)	(60,140)	(57,991)	(55,915)

Total real estate assets	3,926,638	3,899,639	3,892,087	3,676,828	3,689,428

Investment in unconsolidated joint ventures	38,391	41,271	41,759	42,018	42,591
Cash and cash equivalents	16,128	21,404	42,151	56,718	67,539
Tenant receivables, net of allowance for doubtful accounts	32,066	31,143	29,726	28,849	29,269
Straight line rent receivable	99,028	96,022	92,767	94,420	90,499
Notes receivable	-	-	-	61,144	60,671
Due from unconsolidated joint ventures	643	537	594	1,158	1,085
Escrow deposits and restricted cash	36,300	24,203	22,765	814	6,811
Prepaid expenses and other assets	13,978	14,577	11,967	11,249	18,461
Goodwill	180,097	180,097	180,097	180,097	180,097
Deferred financing costs, less accumulated amortization	4,739	4,342	5,314	5,240	5,807
Deferred lease costs, less accumulated amortization	217,757	202,165	198,556	165,001	146,850
Other assets held for sale	47,353	44,806	45,489	49,944	50,477

Total assets	$4,613,118	$4,560,206	$4,563,272	$4,373,480	$4,389,585

Liabilities:
Line of credit and notes payable	$1,544,525	$1,517,054	$1,481,112	$1,282,525	$1,282,525
Accounts payable, accrued expenses, and accrued capital expenditures	143,106	126,111	122,769	112,648	102,411
Deferred income	32,514	32,161	38,990	35,203	33,882
Intangible lease liabilities, less accumulated amortization	51,599	38,371	40,398	42,005	44,019
Interest rate swap	-	-	367	691	1,028
Other liabilities held for sale	124,451	125,286	126,119	126,954	127,788

Total liabilities	1,896,195	1,838,983	1,809,755	1,600,026	1,591,653

Stockholders’ equity (1) :
Common stock	1,728	1,728	1,727	1,727	1,727
Additional paid in capital	3,663,155	3,662,522	3,661,570	3,661,308	3,660,550
Cumulative distributions in excess of earnings	(952,370)	(948,956)	(915,543)	(895,122)	(869,434)
Other comprehensive loss	-	(44)	(465)	(691)	(1,028)

Piedmont stockholders’ equity	2,712,513	2,715,250	2,747,289	2,767,222	2,791,815
Non-controlling interest	1,613	1,609	1,613	1,609	1,612
Non-controlling interest held for sale	2,797	4,364	4,615	4,623	4,505

Total stockholders’ equity	2,716,923	2,721,223	2,753,517	2,773,454	2,797,932

Total liabilities, redeemable common stock and stockholders’ equity	$4,613,118	$4,560,206	$4,563,272	$4,373,480	$4,389,585

All classes of common stock outstanding at end of period (1)	172,827	172,827	172,658	172,658	172,658

(1) On January 22, 2010, we filed an amendment to our charter to effect a recapitalization of our common stock as described further in our Securities and Exchange Commission (“SEC”) filings. The recapitalization had the effect of a one-for-three reverse stock split. All prior period per share data has been restated to give net effect to this one-for-three reverse stock split.

Piedmont Office Realty Trust, Inc.

Consolidated Statements of Income

Unaudited (in thousands except for per share data)

	Three Months Ended

	9/30/2011	6/30/2011	3/31/2011	12/31/2010	9/30/2010

Revenues:
Rental income	$105,878	$104,621	$101,261	$102,137	$102,097
Tenant reimbursements	28,459	30,834	27,074	30,694	26,983
Property management fee revenue	110	363	830	948	806
Other rental income	(33)	1,347	3,404	1,454	4,230

Total revenues	134,414	137,165	132,569	135,233	134,116

Operating expenses:
Property operating costs	51,062	53,187	49,008	53,458	44,417
Depreciation	26,375	26,061	25,312	25,012	24,317
Amortization	14,907	14,137	10,367	9,806	9,302
General and administrative	4,673	7,344	6,614	7,598	6,595

Total operating expenses	97,017	100,729	91,301	95,874	84,631

Real estate operating income	37,397	36,436	41,268	39,359	49,485

Other income (expense):
Interest expense	(16,236)	(17,762)	(15,640)	(15,800)	(15,777)
Interest and other income (expense)	(91)	(238)	3,459	491	993
Equity in income of unconsolidated joint ventures	485	338	209	630	619
Gain / (loss) on consolidation of variable interest entity	-	(388)	1,920	-	-

Total other income (expense)	(15,842)	(18,050)	(10,052)	(14,679)	(14,165)

Income from continuing operations	21,555	18,386	31,216	24,680	35,320

Discontinued operations:
Operating income, excluding impairment loss	2,719	2,645	2,755	4,841	5,268
Gain / (loss) on sale of properties	26,756	-	-	(817)	-

Income / (loss) from discontinued operations (1)	29,475	2,645	2,755	4,024	5,268

Net income	51,030	21,031	33,971	28,704	40,588

Less: Net income attributable to noncontrolling interest	(4)	(4)	(4)	(4)	(4)

Net income attributable to Piedmont	$51,026	$21,027	$33,967	$28,700	$40,584

Weighted average common shares outstanding - diluted	173,045	172,986	172,955	172,996	172,885

Net income per share available to common stockholders - diluted	$0.29	$0.12	$0.20	$0.17	$0.23

(1) Reflects operating results for 111 Sylvan Avenue in Englewood Cliffs, NJ, which was sold on December 8, 2010, Eastpointe Corporate Center in Issaquah, WA, which was sold on July 1, 2011, 5000 Corporate Court in Holtsville, NY, which was sold on August 31, 2011, and 35 West Wacker Drive in Chicago, IL, which is under contract for sale.

Piedmont Office Realty Trust, Inc.

Consolidated Statements of Income

Unaudited (in thousands except for per share data)

	Three Months Ended				Nine Months Ended
	9/30/2011	9/30/2010	Change	Change	9/30/2011	9/30/2010	Change	Change

Revenues:
Rental income	$105,878	$102,097	$3,781	3.7%	$311,760	$306,238	$5,522	1.8%
Tenant reimbursements	28,459	26,983	1,476	5.5%	86,368	84,100	2,268	2.7%
Property management fee revenue	110	806	(696)	-86.4%	1,303	2,265	(962)	-42.5%
Other rental income	(33)	4,230	(4,263)	-100.8%	4,718	5,205	(487)	-9.4%

Total revenues	134,414	134,116	298	0.2%	404,149	397,808	6,341	1.6%

Operating expenses:
Property operating costs	51,062	44,417	(6,645)	-15.0%	153,258	143,416	(9,842)	-6.9%
Depreciation	26,375	24,317	(2,058)	-8.5%	77,748	72,264	(5,484)	-7.6%
Amortization	14,907	9,302	(5,605)	-60.3%	39,411	28,215	(11,196)	-39.7%
General and administrative	4,673	6,595	1,922	29.1%	18,631	20,790	2,159	10.4%

Total operating expenses	97,017	84,631	(12,386)	-14.6%	289,048	264,685	(24,363)	-9.2%

Real estate operating income	37,397	49,485	(12,088)	-24.4%	115,101	133,123	(18,022)	-13.5%

Other income (expense):
Interest expense	(16,236)	(15,777)	(459)	-2.9%	(49,638)	(50,687)	1,049	2.1%
Interest and other income (expense)	(91)	993	(1,084)	-109.2%	3,130	2,996	134	4.5%
Equity in income of unconsolidated joint ventures	485	619	(134)	-21.6%	1,032	2,003	(971)	-48.5%
Gain / (loss) on consolidation of variable interest entity	-	-	-	0.0%	1,532	-	1,532	0.0%

Total other income (expense)	(15,842)	(14,165)	(1,677)	-11.8%	(43,944)	(45,688)	1,744	3.8%

Income from continuing operations	21,555	35,320	(13,765)	-39.0%	71,157	87,435	(16,278)	-18.6%

Discontinued operations:
Operating income, excluding impairment loss	2,719	5,268	(2,549)	-48.4%	8,119	13,843	(5,724)	-41.3%
Impairment loss	-	-	-	0.0%	-	(9,587)	9,587	100.0%
Gain / (loss) on sale of properties	26,756	-	26,756	0.0%	26,756	-	26,756	0.0%

Income / (loss) from discontinued operations (1)	29,475	5,268	24,207	459.5%	34,875	4,256	30,619	719.4%

Net income	51,030	40,588	10,442	25.7%	106,032	91,691	14,341	15.6%

Less: Net income attributable to noncontrolling interest	(4)	(4)	-	0.0%	(12)	(12)	-	0.0%

Net income attributable to Piedmont	$51,026	$40,584	$10,442	25.7%	$106,020	$91,679	$14,341	15.6%

Weighted average common shares outstanding - diluted	173,045	172,885			172,996	170,257

Net income per share available to common stockholders - diluted	$0.29	$0.23			$0.61	$0.54

(1) Reflects operating results for 111 Sylvan Avenue in Englewood Cliffs, NJ, which was sold on December 8, 2010, Eastpointe Corporate Center in Issaquah, WA, which was sold on July 1, 2011, 5000 Corporate Court in Holtsville, NY, which was sold on August 31, 2011, and 35 West Wacker Drive in Chicago, IL, which is under contract for sale.

Piedmont Office Realty Trust, Inc.

Funds From Operations, Core Funds From Operations and Adjusted Funds From Operations

Unaudited (in thousands except for per share data)

	Three Months Ended		Nine Months Ended
	9/30/2011	9/30/2010	9/30/2011	9/30/2010

Net income attributable to Piedmont	$51,026	$40,584	$106,020	$91,679

Depreciation (1) (2)	28,102	26,163	83,135	78,285
Amortization (1)	16,616	11,119	44,601	33,712
(Gain) / loss on sale of properties (1)	(26,826)	-	(26,872)	-
(Gain) / loss on consolidation of VIE	-	-	(1,532)	-

Funds from operations	68,918	77,866	205,352	203,676

Acquisition costs	285	310	975	358
Impairment loss (1)	-	53	-	9,640

Core funds from operations	69,203	78,229	206,327	213,674

Depreciation of non real estate assets	84	176	422	533
Stock-based and other non-cash compensation expense	1,111	1,095	2,975	2,458
Deferred financing cost amortization	879	607	2,546	2,000
Amortization of fair market adjustments on notes payable	471	-	1,413	-
Straight-line effects of lease revenue (1)	(4,129)	(2,921)	(4,488)	(2,632)
Amortization of lease-related intangibles (1)	(1,817)	(1,510)	(4,850)	(4,461)
Income from amortization of discount on purchase of mezzanine loans	-	(569)	(484)	(1,932)
Acquisition costs	(285)	(310)	(975)	(358)
Non-incremental capital expenditures (3)	(15,538)	(8,023)	(46,018)	(22,722)

Adjusted funds from operations	$49,979	$66,774	$156,868	$186,560

Weighted average common shares outstanding - diluted	173,045	172,885	172,996	170,257

Funds from operations per share (diluted)	$0.40	$0.45	$1.19	$1.20
Core funds from operations per share (diluted)	$0.40	$0.45	$1.19	$1.26
Adjusted funds from operations per share (diluted)	$0.29	$0.39	$0.91	$1.10

(1)	Includes adjustments for wholly-owned properties and for our proportionate ownership in unconsolidated joint ventures.

(2)	Excludes depreciation of non real estate assets.

(3) Non-incremental capital expenditures are defined on page 35. During the third quarter of 2011, Piedmont revised its definitions of incremental and non-incremental capital expenditures in order to conform with the more broadly accepted definitions for such terms by other office REITs. Capital expenditures have been restated for all prior periods in order to provide a consistent basis for comparison.

Piedmont Office Realty Trust, Inc.

Same Store Net Operating Income (Cash Basis)

Unaudited (in thousands)

	Three Months Ended		Nine Months Ended
	9/30/2011	9/30/2010	9/30/2011	9/30/2010
Net income attributable to Piedmont	$51,026	$40,584	$106,020	$91,679

Net income attributable to noncontrolling interest	135	158	378	409
Interest expense	17,804	17,359	54,291	55,383
Depreciation (1)	28,186	26,339	83,557	78,818
Amortization (1)	16,616	11,119	44,601	33,712
Impairment loss (1)	-	53	-	9,640
(Gain) / loss on sale of properties (1)	(26,826)	-	(26,872)	-
(Gain) / loss on consolidation of VIE	-	-	(1,532)	-

Core EBITDA	86,941	95,612	260,443	269,641

General & administrative expenses (1)	4,747	6,806	18,843	21,129
Management fee revenue	(110)	(806)	(1,303)	(2,265)
Interest and other income (1)	74	(993)	(3,132)	(2,998)
Lease termination income	33	(4,230)	(4,718)	(5,205)
Lease termination expense - straight line rent & acquisition intangibles write-offs	260	131	739	876
Straight-line effects of lease revenue (1)	(4,296)	(3,053)	(4,963)	(3,508)
Net effect of amortization of above/(below) market in-place lease intangibles (1)	(1,911)	(1,510)	(5,115)	(4,461)

Core net operating income	85,738	91,957	260,794	273,209

Net operating income from:

Acquisitions (2)	(3,400)	2	(6,443)	2
Dispositions (3)	245	(2,554)	(328)	(8,028)
Industrial properties	(254)	(90)	(733)	(436)
Unconsolidated joint ventures	(818)	(1,217)	(2,172)	(3,670)

Same Store NOI	$81,511	$88,098	$251,118	$261,077

Change period over period (4)	-7.5%(4)	N/A	-3.8%	N/A

Same Store Net Operating Income Top Seven Markets
	Three Months Ended				Nine Months Ended
	9/30/2011		9/30/2010		9/30/2011		9/30/2010
	$	%	$	%	$	%	$	%

Chicago (5)	$21,650	26.6	$22,981	26.1	$59,045	23.5	$58,277	22.3
Washington, D.C. (6)	18,068	22.2	18,592	21.1	53,820	21.4	55,830	21.4
New York (7)	13,758	16.9	13,157	14.9	41,438	16.5	37,931	14.5
Minnepolis (8)	4,359	5.3	5,381	6.1	14,506	5.8	16,042	6.2
Los Angeles (9)	2,783	3.4	3,613	4.1	10,398	4.1	13,691	5.2
Dallas	3,796	4.7	4,176	4.8	11,001	4.4	11,938	4.6
Boston (10)	2,493	3.0	3,905	4.4	8,965	3.6	11,543	4.4
Other (11)	14,604	17.9	16,293	18.5	51,945	20.7	55,825	21.4

Total	$81,511	100.0	$88,098	100.0	$251,118	100.0	$261,077	100.0

(1) Includes amounts attributable to wholly-owned properties, including discontinued operations, and our proportionate share of amounts attributable to unconsolidated joint ventures.

(2) Acquisitions consist of Suwanee Gateway One in Suwanee, GA, purchased on September 28, 2010, Meridian Crossings in Richfield, MN, purchased on October 1, 2010, 1200 Enclave Parkway in Houston, TX, purchased on March 30, 2011, 500 West Monroe Street in Chicago, IL, acquired on March 31, 2011, The Dupree in Atlanta, GA, purchased on April 29, 2011, The Medici in Atlanta, GA, purchased on June 7, 2011, and 225 and 235 Presidential Way in Woburn, MA, purchased on September 13, 2011.

(3) Dispositions consist of 111 Sylvan Avenue in Englewood Cliffs, NJ, sold on December 8, 2010, Eastpointe Corporate Center in Issaquah, WA, sold on July 1, 2011 and 5000 Corporate Court in Holtsville, NY, sold on August 31, 2011.

(4) Large contributors to the variance between the Same Store Net Operating Income for the three months ended September 30, 2011 and that for September 30, 2010 were one-time items such as the property tax accrual adjustments made in 2010 associated with successful appeals of Chicago property tax assessments. Excluding the impact of these one-time adjustments, the period over period change would have been -3.1%.

(5) The decrease in Chicago Same Store Net Operating Income for the three months ended September 30, 2011 as compared to the same period in 2010 was primarily related to one-time adjustments to property tax accruals made in the third quarter of 2010 related to successful appeals of property tax assessments which resulted in lower property tax liabilities in 2010. This decrease in Chicago Same Store Net Operating Income for the three months ended September 30, 2011 was offset somewhat by increased rental income at Windy Point I in Schaumburg, IL due to a rental abatement concession in 2010 associated with a lease renewal.

(6) The decrease in Washington, D.C. Same Store Net Operating Income for the three months and the nine months ended September 30, 2011 as compared to the same periods in 2010 was primarily related to a 46,000 square foot lease termination at the beginning of the first quarter of 2011 at 1201 Eye Street in Washington, D.C. as well as the expiration of a 41,000 square foot lease during the first quarter of 2011 at 11109 Sunset Hills Road in Reston, VA.

(7) The increase in New York Same Store Net Operating Income for the three months and the nine months ended September 30, 2011 as compared to the same periods in 2010 was primarily related to rental rate increases at 60 Broad Street in New York, NY. An additional contributor to the increase in New York Same Store Net Operating Income for the nine months ended September 30, 2011 as compared to the same period in 2010 was a rental abatement concession that was provided in 2010 associated with the lease extension/restructure with the State of New York at 60 Broad Street in New York, NY.

(8) The decrease in Minneapolis Same Store Net Operating Income for the three months and the nine months ended September 30, 2011 as compared to the same periods in 2010 was primarily related to an 80,000 square foot partial lease termination by US Bank during the second quarter of 2011 at US Bancorp Center in Minneapolis, MN.

(9) The decrease in Los Angeles Same Store Net Operating Income for the three months and the nine months ended September 30, 2011 as compared to the same periods in 2010 was primarily due to a rental abatement concession in 2011 associated with a long-term lease renewal with Panasonic at 26200 Enterprise Way in Lake Forest, CA, and the expiration of a lease, resulting in a net decrease in leased square footage of 58,000 square feet, at 1055 East Colorado Boulevard in Pasadena, CA. An additional contributor to the decrease in Los Angeles Same Store Net Operating Income for the nine months ended September 30, 2011 as compared to the same period in 2010 was a space contraction associated with the Nestle lease renewal effective third quarter 2010 along with a roll down of total revenues per square foot received from that tenant at 800 North Brand Boulevard in Glendale, CA.

(10) The decrease in Boston Same Store Net Operating Income for the three months and the nine months ended September 30, 2011 as compared to the same periods in 2010 was primarily due to a rental rate reduction and a rental abatement concession associated with a long-term lease renewal with State Street Bank at 1200 Crown Colony Drive in Quincy, MA.

(11) The decrease in Other Same Store Net Operating Income for the three months and the nine months ended September 30, 2011 as compared to the same periods in 2010 was due to a number of factors, the largest four of which were reduced rental rates achieved on new and renewal leases which commenced in late 2010 and early 2011 at 150 West Jefferson in Detroit, MI, a rental abatement concession in 2011 associated with a new lease with Chrysler Group, LLC and the related early termination of the previous lease at 1075 West Entrance in Auburn Hills, MI, a lease contraction of approximately 91,000 square feet effective third quarter 2010 at Chandler Forum in Chandler, AZ, and a rental abatement concession in 2011 associated with a new lease at Desert Canyon 300 in Phoenix, AZ.

Piedmont Office Realty Trust, Inc.

Same Store Net Operating Income (Accrual Basis)

Unaudited (in thousands)

	Three Months Ended		Nine Months Ended
	9/30/2011	9/30/2010	9/30/2011	9/30/2010

Net income attributable to Piedmont	$51,026	$40,584	$106,020	$91,679

Net income attributable to noncontrolling interest	135	158	378	409
Interest expense	17,804	17,359	54,291	55,383
Depreciation (1)	28,186	26,339	83,557	78,818
Amortization (1)	16,616	11,119	44,601	33,712
Impairment loss (1)	-	53	-	9,640
(Gain) / loss on sale of properties (1)	(26,826)	-	(26,872)	-
(Gain) / loss on consolidation of VIE	-	-	(1,532)	-

Core EBITDA	86,941	95,612	260,443	269,641

General & administrative expenses (1)	4,747	6,806	18,843	21,129
Management fee revenue	(110)	(806)	(1,303)	(2,265)
Interest and other income (1)	74	(993)	(3,132)	(2,998)
Lease termination income	33	(4,230)	(4,718)	(5,205)
Lease termination expense - straight line rent & acquisition intangibles write-offs	260	131	739	876

Core net operating income	91,945	96,520	270,872	281,178

Net operating income from:
Acquisitions (2)	(4,769)	2	(10,295)	2
Dispositions (3)	165	(2,455)	(865)	(7,386)
Industrial properties	(266)	(110)	(780)	(476)
Unconsolidated joint ventures	(771)	(1,142)	(2,040)	(3,517)

Same Store NOI	$86,304	$92,815	$256,892	$269,801

Change period over period (4)	-7.0%(4)	N/A	-4.8%	N/A

Same Store Net Operating Income Top Seven Markets
	Three Months Ended				Nine Months Ended
	9/30/2011		9/30/2010		9/30/2011		9/30/2010
	$	%	$	%	$	%	$	%

Chicago (5)	$22,286	25.8	$24,767	26.7	$60,839	23.7	$63,657	23.6
Washington, D.C.	18,987	22.0	18,701	20.2	55,287	21.5	56,189	20.8
New York	13,273	15.4	13,488	14.5	40,592	15.8	40,515	15.0
Minneapolis (6)	4,283	5.0	5,183	5.6	14,033	5.5	15,520	5.8
Los Angeles (7)	2,876	3.3	4,735	5.1	10,930	4.2	14,901	5.5
Dallas	3,730	4.3	3,929	4.2	11,366	4.4	11,415	4.2
Boston (8)	2,843	3.3	3,572	3.8	9,199	3.6	10,683	4.0
Other (9)	18,026	20.9	18,440	19.9	54,646	21.3	56,921	21.1

Total	$86,304	100.0	$92,815	100.0	$256,892	100.0	$269,801	100.0

(1) Includes amounts attributable to wholly-owned properties, including discontinued operations, and our proportionate share of amounts attributable to unconsolidated joint ventures.

(2) Acquisitions consist of Suwanee Gateway One in Suwanee, GA, purchased on September 28, 2010, Meridian Crossings in Richfield, MN, purchased on October 1, 2010, 1200 Enclave Parkway in Houston, TX, purchased on March 30, 2011, 500 West Monroe Street in Chicago, IL, acquired on March 31, 2011, The Dupree in Atlanta, GA, purchased on April 29, 2011, The Medici in Atlanta, GA, purchased on June 7, 2011, and 225 and 235 Presidential Way in Woburn, MA, purchased on September 13, 2011.

(3) Dispositions consist of 111 Sylvan Avenue in Englewood Cliffs, NJ, sold on December 8, 2010, Eastpointe Corporate Center in Issaquah, WA, sold on July 1, 2011 and 5000 Corporate Court in Holtsville, NY, sold on August 31, 2011.

(4) Large contributors to the variance between the Same Store Net Operating Income for the three months ended September 30, 2011 and that for September 30, 2010 were one-time items such as the property tax accrual adjustments made in 2010 associated with successful appeals of Chicago property tax assessments. Excluding the impact of these one-time adjustments, the period over period change would have been -4.0%.

(5) The decrease in Chicago Same Store Net Operating Income for the three months and the nine months ended September 30, 2011 as compared to the same periods in 2010 was primarily related to one-time adjustments to property tax accruals made in the third quarter of 2010 related to successful appeals of property tax assessments which resulted in lower property tax liabilities in 2010.

(6) The decrease in Minneapolis Same Store Net Operating Income for the three months and the nine months ended September 30, 2011 as compared to the same periods in 2010 was primarily related to an 80,000 square foot partial lease termination by US Bank during the second quarter of 2011 at US Bancorp Center in Minneapolis, MN.

(7) The decrease in Los Angeles Same Store Net Operating Income for the three months and the nine months ended September 30, 2011 as compared to the same periods in 2010 was primarily due to a space contraction associated with the Nestle lease renewal effective third quarter 2010 along with a roll down of total revenues per square foot received from that tenant at 800 North Brand Boulevard in Glendale, CA, and the expiration of a lease, resulting in a net decrease in leased square footage of 58,000 square feet, at 1055 East Colorado Boulevard in Pasadena, CA.

(8) The decrease in Boston Same Store Net Operating Income for the three months and the nine months ended September 30, 2011 as compared to the same periods in 2010 was primarily due to a rental rate reduction associated with a long-term lease renewal with State Street Bank at 1200 Crown Colony Drive in Quincy, MA.

(9) The decrease in Other Same Store Net Operating Income for the nine months ended September 30, 2011 as compared to the same period in 2010 was due to a number of factors, the largest four of which were reduced rental rates achieved on new and renewal leases which commenced in late 2010 and early 2011 at 150 West Jefferson in Detroit, MI, a rental rate reduction associated with a new lease with Chrysler Group, LLC and the related early termination of the previous lease at 1075 West Entrance in Auburn Hills, MI, a lease contraction of approximately 91,000 square feet effective third quarter 2010 at Chandler Forum in Chandler, AZ, and a rental rate reduction associated with a new lease at Desert Canyon 300 in Phoenix, AZ.

Piedmont Office Realty Trust, Inc.

Capitalization Analysis

Unaudited ($ and shares in thousands)

	As of September 30, 2011	As of December 31, 2010
Common stock price (1)	$16.17	$20.14
Total shares outstanding	172,827	172,658
Equity market capitalization (1)	$2,794,612	$3,477,342
Total gross debt - principal amount outstanding (2)	$1,664,525	$1,402,525
Total market capitalization (1) (2)	$4,459,137	$4,879,867
Total gross debt / Total market capitalization (2)	37.3%	28.7%
Total gross real estate assets	$4,875,854	$4,567,326
Total gross debt / Total gross real estate assets (2) (3)	34.1%	30.7%
Total gross debt / Total gross assets (3) (4)	29.9%	26.6%

(1) Reflects common stock closing price as of the end of the reporting period.

(2) Total gross debt includes $120 million of debt associated with one held-for-sale asset, 35 West Wacker Drive.

(3) Total gross debt to total gross real estate assets ratio is defined as total gross debt divided by gross real estate assets. Gross real estate assets is defined as total real estate assets with the add back of accumulated depreciation and accumulated amortization related to real estate assets.

(4) Total gross debt to total gross assets ratio is defined as total gross debt divided by gross assets. Gross assets is defined as total assets with the add back of accumulated depreciation and accumulated amortization related to real estate assets.

Piedmont Office Realty Trust, Inc.

Debt Summary

As of September 30, 2011

Unaudited ($ in thousands)

Floating Rate & Fixed Rate Debt
Debt (1)	Principal Amount Outstanding	Weighted Average Stated Interest Rate	Weighted Average Maturity

Floating Rate	$512,000(2)	1.03%(3)	10.8 months
Fixed Rate	1,152,525(4)	5.16%	39.9 months

Total (4)	$1,664,525	3.89%	30.9 months

Unsecured & Secured Debt
Debt (1)	Principal Amount Outstanding	Weighted Average Stated Interest Rate	Weighted Average Maturity

Unsecured	$327,000	0.84%(5)	11.0 months
Secured	1,337,525(4)	4.63%	35.8 months

Total (4)	$1,664,525	3.89%	30.9 months

Debt Maturities
Maturity Year	Secured Debt - Principal Amount Outstanding (1)	Unsecured Debt - Principal Amount Outstanding (1)	Weighted Average Stated Interest Rate	Percentage of Total

2011	$0	$0	N/A	0.0%
2012	230,000	327,000	1.36%	33.5%
2013	0	0	N/A	0.0%
2014	695,000	0	4.92%	41.7%
2015	105,000	0	5.29%	6.3%
2016	167,525	0	5.55%	10.1%
2017	140,000	0	5.76%	8.4%

Total (4)	$1,337,525	$327,000	3.89%	100.0%

(1) All of Piedmont’s outstanding debt as of September 30, 2011 is interest-only debt.

(2) Amount represents the outstanding balance as of September 30, 2011 on the $500 million unsecured line of credit, totaling $327 million, along with the balances on two loans secured by 500 West Monroe Street or equity ownership interests therein, totaling $185 million.

(3) The weighted average interest rate is a weighted average rate for amounts drawn under our $500 million unsecured line of credit and the loans totaling $185 million related to 500 West Monroe Street. Please see the following page for additional details on the interest rate for each loan.

(4) Includes $120 million of debt associated with one held-for-sale asset, 35 West Wacker Drive.

(5) The weighted average interest rate is a weighted average rate for amounts drawn under our $500 million unsecured line of credit.

Piedmont Office Realty Trust, Inc.

Debt Detail

Unaudited ($ in thousands)

Facility	Property	Rate(1)	Maturity	Principal Amount Outstanding as of September 30, 2011

Secured
$140.0 Million Floating-Rate Loan	500 West Monroe Street	LIBOR + 1.01% (2)	8/9/2012	$140,000
$45.0 Million Floating-Rate Mezzanine Loan (3)	500 West Monroe Street	LIBOR + 1.45% (2)	8/9/2012	45,000
$45.0 Million Fixed-Rate Loan	4250 North Fairfax	5.20%	6/1/2012	45,000
$120.0 Million Fixed-Rate Loan (4)	35 West Wacker Drive	5.10%	1/1/2014	120,000
$200.0 Million Fixed-Rate Loan	Aon Center	4.87%	5/1/2014	200,000
$25.0 Million Fixed-Rate Loan	Aon Center	5.70%	5/1/2014	25,000
$350.0 Million Secured Pooled Facility	Nine Property Collateralized Pool (5)	4.84%	6/7/2014	350,000
$105.0 Million Fixed-Rate Loan	US Bancorp Center	5.29%	5/11/2015	105,000
$125.0 Million Fixed-Rate Loan	Four Property Collateralized Pool (6)	5.50%	4/1/2016	125,000
$42.5 Million Fixed-Rate Loan	Las Colinas Corporate Center I & II	5.70%	10/11/2016	42,525
$140.0 Million WDC Fixed-Rate Loans	1201 & 1225 Eye Street	5.76%	11/1/2017	140,000

Subtotal / Weighted Average (7) (8)		4.63%		$1,337,525

Unsecured
$500 Million Unsecured Facility (9)	N/A	0.84%(10)	8/30/2012	327,000

Subtotal / Weighted Average (7)		0.84%		$327,000

Total Gross Debt - Principal Amount Outstanding / Weighted Average Stated Rate (7) (11)		3.89%		$1,664,525

(1) All of Piedmont’s outstanding debt as of September 30, 2011 is interest-only debt.

(2) The LIBOR rate effective under this loan on September 30, 2011 was 0.229%. There are interest rate cap agreements in place through August 2012 that limit Piedmont’s LIBOR exposure to 2.19%. Any increases in LIBOR above 2.19% are the responsibility of the counterparty.

(3) The principal balance of this loan is $61.5 million. Piedmont owns a $16.5 million junior participation in this loan, which is eliminated upon consolidation.

(4) This loan is associated with our held-for-sale asset, 35 West Wacker Drive. The buyer of Piedmont’s ownership interests in the building will assume this debt upon the completion of the sale.

(5) The nine property collateralized pool includes 1200 Crown Colony Drive, Braker Pointe III, 2 Gatehall Drive, One and Two Independence Square, 2120 West End Avenue, 200 and 400 Bridgewater Crossing, and Fairway Center II.

(6) The four property collateralized pool includes 1430 Enclave Parkway, Windy Point I and II, and 1055 East Colorado Boulevard.

(7) Weighted average is based on the total balance outstanding and interest rate at September 30, 2011.

(8) Weighted average interest rate excluding the debt associated with 35 West Wacker Drive is 4.59%.

(9) All of Piedmont’s outstanding debt as of September 30, 2011 is term debt with the exception of the $500 million unsecured line of credit.

(10) The interest rate on the $500 million unsecured line of credit is equal to the weighted-average interest rate on all outstanding draws as of September 30, 2011. Piedmont may select from multiple interest rate options with each draw, including the prime rate and various length LIBOR locks. All LIBOR selections are subject to an additional spread (0.475% as of September 30, 2011) over the selected rate based on Piedmont’s current credit rating.

(11) Weighted average interest rate excluding the debt associated with 35 West Wacker Drive is 3.79%.

Piedmont Office Realty Trust, Inc.

Debt Analysis

As of September 30, 2011

Unaudited

Debt Covenant Compliance (1)	Required	Actual
Maximum Leverage Ratio	0.60	0.35
Minimum Fixed Charge Coverage Ratio (2)	1.50	4.90
Maximum Secured Indebtedness Ratio	0.40	0.28
Minimum Unencumbered Leverage Ratio	1.60	5.94
Minimum Unencumbered Interest Coverage Ratio (3)	1.75	23.18
Maximum Certain Permitted Investments Ratio (4)	0.35	0.01

(1) Debt covenant compliance calculations relate to specific calculations detailed in our line of credit agreement.

(2) Defined as EBITDA for the trailing four quarters (including the company's share of EBITDA from unconsolidated interests), less one-time or non-recurring gains or losses, less a $0.15 per square foot capital reserve, and excluding the impact of straight line rent leveling adjustments and amortization of intangibles divided by the company's share of fixed charges, as more particularly described in the credit agreements. This definition of fixed charge coverage ratio as prescribed by our line of credit agreement is different from the fixed charge coverage ratio definition employed elsewhere within this report.

(3) Defined as net operating income for the trailing four quarters for unencumbered assets (including the company's share of net operating income from unconsolidated interests that are unencumbered) less a $0.15 per square foot capital reserve divided by the company's share of interest expense associated with unsecured financings only, as more particularly described in the credit agreements.

(4) Permitted investments are defined as unconsolidated interests, debt investments, unimproved land, and development projects. Investments in permitted investments shall not exceed 35% of total asset value.

Other Debt Coverage Ratios (5)	Three months ended September 30, 2011	Nine months ended September 30, 2011	Year ended December 31, 2010
Net debt to core EBITDA	4.6 x	4.6 x	3.8 x
Fixed charge coverage ratio (6)	4.9 x	4.8 x	4.9 x
Interest coverage ratio (7)	4.9 x	4.8 x	4.9 x

(5) The change in Piedmont’s debt coverage ratios in 2011 as compared to those for the year ended December 31, 2010, is primarily attributable to the addition of $185 million of debt associated with 500 West Monroe Street. All ratios include amounts attributable to 35 West Wacker Drive.

(6) Fixed charge coverage is calculated as Core EBITDA divided by the sum of interest expense, principal amortization, capitalized interest and preferred dividends. We had no capitalized interest, principal amortization or preferred dividends during the periods ended September 30, 2011 and December 31, 2010.

(7) Interest coverage ratio is calculated as Core EBITDA divided by the sum of interest expense and capitalized interest. We had no capitalized interest during the periods ended September 30, 2011 and December 31, 2010.

Piedmont Office Realty Trust, Inc.

Tenant Diversification (1)

As of September 30, 2011

(in thousands except for number of properties)

	Credit Rating (2)	Number of Properties	Lease Expiration(s) (3)	Annualized Lease Revenue	Percentage of Annualized Lease Revenue (%)	Leased Square Footage	Percentage of Leased Square Footage (%)
U.S. Government	AA+ / Aaa	9	(4)	$73,050	12.3	1,598	8.5
BP (5)	A / A2	1	2013	31,289	5.3	776	4.1
US Bancorp	A+ / Aa3	3	2014 / 2023 (6)	26,811	4.5	973	5.2
Leo Burnett	BBB+ / Baa2	2	2019	26,470	4.5	682	3.6
State of New York	AA / Aa2	1	2019	21,469	3.6	481	2.5
Winston & Strawn	No rating available (7)	1	2024	18,300	3.1	417	2.2
Sanofi-aventis	AA- / A2	2	2012	16,414	2.8	415	2.2
Independence Blue Cross	No rating available	1	2023	14,571	2.5	761	4.0
Nestle	AA / Aa1	1	2015	14,131	2.4	392	2.1
GE	AA+ / Aa2	2	2012	11,216	1.9	333	1.8
Kirkland & Ellis	No rating available (7)	1	2011	10,212	1.7	332	1.8
Shaw	BBB- / Ba1	1	2018	9,782	1.6	313	1.7
City of New York	AA / Aa2	1	2020	9,372	1.6	313	1.7
Lockheed Martin	A- / Baa1	3	2014	9,142	1.5	284	1.5
DDB Needham	BBB+ / Baa1	1	2018	8,874	1.5	246	1.3
Gallagher	No rating available	1	2018	7,969	1.3	307	1.6
Gemini	A+ / Aa3	1	2021	7,320	1.2	205	1.1
Caterpillar Financial	A / A2	1	2022	7,125	1.2	312	1.7
Marsh USA	BBB- / Baa2	1	2011	6,819	1.2	173	0.9
Harvard University	AAA / Aaa	2	2017	6,600	1.1	105	0.6
KeyBank	A- / A3	2	2016	6,393	1.1	210	1.1
Edelman	No rating available	1	2024	6,063	1.0	178	0.9
Raytheon	A- / Baa1	2	2019	5,939	1.0	440	2.3
Other			Various	237,571	40.1	8,623	45.6
Total				$592,902	100.0	18,869	100.0

(1) This schedule presents all tenants contributing 1.0% or more to Annualized Lease Revenue.

(2) Credit rating may reflect the credit rating of the parent or a guarantor. When available, both the Standard & Poor’s credit rating and the Moody’s credit rating are provided.

(3) Represents the expiration year of the majority of the square footage leased by the tenant.

(4) There are several leases with several different agencies of the U.S. Government with expiration years ranging from 2012 to 2027.

(5) Majority of the space is subleased to Aon Corporation.

(6) US Bank’s lease at One & Two Meridian Crossings, representing approximately 337,000 square feet and $8.1 million of Annualized Lease Revenue, expires in 2023. US Bancorp’s lease at US Bancorp Center for 635,000 square feet, representing $18.7 million of Annualized Lease Revenue, expires in 2014.

(7) While no ratings are available for Winston & Strawn and Kirkland & Ellis, these tenants are ranked #34 and #6, respectively, in the 2011 AmLaw 100 ranking (based on 2010 financial data), a publication of The American Lawyer Magazine, which annually ranks the top-grossing and most profitable law firms.

Piedmont Office Realty Trust, Inc.

Tenant Credit Rating & Lease Distribution Information

As of September 30, 2011

Tenant Credit Rating (1)	Annualized Lease Revenue ($’s in thousands)	Percentage of Annualized Lease Revenue (%)
AAA / Aaa	$10,012	1.7
AA / Aa	199,922	33.7
A / A	101,305	17.1
BBB / Baa	102,588	17.3
BB / Ba	7,519	1.3
B / B	20,231	3.4
Below	0	0.0
Not rated (2)	151,325	25.5

Total	$592,902	100.0

Lease Distribution

As of September 30, 2011

	Number of Leases	Percentage of Leases (%)	Annualized Lease Revenue (in thousands)	Percentage of Annualized Lease Revenue (%)	Leased Square Footage (in thousands)	Percentage of Leased Square Footage (%)

2,500 or Less	172	33.7	$16,050	2.7	136	0.7
2,501 - 10,000	135	26.3	24,641	4.1	725	3.9
10,001 - 20,000	63	12.3	27,863	4.7	915	4.8
20,001 - 40,000	55	10.8	49,060	8.3	1,595	8.5
40,001 - 100,000	31	6.1	56,366	9.5	1,983	10.5
Greater than 100,000	55	10.8	418,922	70.7	13,515	71.6

Total	511	100.0	$592,902	100.0	18,869	100.0

(1) Credit rating may reflect the credit rating of the parent or a guarantor. Where differences exist between the Standard & Poor’s credit rating for a tenant and the Moody’s credit rating for a tenant, the higher credit rating is selected for this analysis.

(2) The classification of a tenant as “not rated” does not indicate that the tenant is of poor credit quality, but can indicate that the tenant or the tenant’s debt, if any, has not been rated. Included in this category are such tenants as Winston & Strawn, Independence Blue Cross, McKinsey & Company and KPMG.

Piedmont Office Realty Trust, Inc.

Leased Percentage Information

(in thousands)

Impact of Strategic Transactions on Leased Percentage

The Company’s stated long-term growth strategy includes the recycling of capital from certain stabilized or non-core assets into office properties located in focused concentration and opportunistic markets. Some of the recently acquired properties are value-add properties which are defined as low-occupancy properties acquired at attractive bases with earnings growth and capital appreciation potential achievable through leasing up such assets to a stabilized occupancy. Because the value-add properties have large vacancies, they negatively affect Piedmont’s overall leased percentage. In order to identify the effect they have on Piedmont’s overall leased percentage, the following information is being provided. The analysis below: 1) removes the impact of the value-add properties from Piedmont’s overall office portfolio total under the heading “Stabilized Portfolio Analysis”; and 2) provides a year-over-year comparison of leased percentage on the same subset of properties under the heading “Same Store Analysis”.

	Three Months Ended September 30, 2011			Three Months Ended September 30, 2010

	Leased Square Footage	Rentable Square Footage	Percent Leased (1)	Leased Square Footage	Rentable Square Footage	Percent Leased (1)

As of June 30, 20xx	18,861	21,817	86.5%	18,198	20,274	89.8%
New leases	770			784
Expired leases	(924)			(788)
Other	4	2		(2)	13

Subtotal	18,711	21,819	85.8%	18,192	20,287	89.7%

Acquisitions during period	440	440		-	142
Dispositions during period	(282)	(420)		-	-

As of September 30, 20xx (2) (3) (4)	18,869	21,839	86.4%	18,192	20,429	89.0%

	Nine Months Ended September 30, 2011			Nine Months Ended September 30, 2010

	Leased Square Footage	Rentable Square Footage	Percent Leased (1)	Leased Square Footage	Rentable Square Footage	Percent Leased (1)

As of December 31, 20xx	18,214	20,408	89.2%	18,221	20,229	90.1%
New leases	2,584			1,937
Expired leases	(2,903)			(1,965)
Other	1	9		(1)	58

Subtotal	17,896	20,417	87.7%	18,192	20,287	89.7%

Acquisitions during period	1,255	1,842		-	142
Dispositions during period	(282)	(420)		-	-

As of September 30, 20xx (2) (3) (4)	18,869	21,839	86.4%	18,192	20,429	89.0%

Same Store Analysis

Less acquisitions/dispositions after September 30, 2010 (5)(6)	(1,640)	(2,226)	73.7%	(779)	(830)	93.8%

Same Store Total	17,229	19,613	87.8%	17,413	19,599	88.8%

Stabilized Portfolio Analysis

Less value-add properties (6)	(718)	(1,406)	51.1%	-	(142)	0.0%

Stabilized Total	18,151	20,433	88.8%	18,192	20,287	89.7%

(1) Calculated as leased square footage as of period end with the addition of square footage associated with uncommenced leases for spaces vacant as of period end, divided by total rentable square footage as of period end, expressed as a percentage.

(2) The square footage associated with leases with end of period expiration dates is included in the end of the period leased square footage.

(3) End of period leased square footage for 2011 includes short-term space leased on behalf of NASA in accordance with requirements stipulated under its lease to allow it to restructure its space at Two Independence Square in Washington, DC. As of September 30, 2011, the total short-term space amounts to approximately 63,000 square feet and it will be occupied until an estimated date of June 30, 2013.

(4) Excluding executed but not commenced leases for currently vacant spaces, comprising approximately 371,000 square feet, Piedmont’s economic occupancy (including tenants in free rent periods) as of September 30, 2011 was 84.7%.

(5) Dispositions completed during the previous twelve months are deducted from the previous period data and acquisitions completed during the previous twelve months are deducted from the current period data.

(6) For additional information on acquisitions/dispositions completed during the last year and value-add properties, please refer to pages 31 and 32, respectively.

Piedmont Office Realty Trust, Inc.

Rental Rate Roll Up / Roll Down Analysis (1)

(in thousands)

	Three Months Ended September 30, 2011

	Square Feet	% of Total Signed During Period	% of Rentable Square Footage	% Change Cash Rents (2)	% Change Accrual Rents (3) (4)

Leases executed for spaces vacant less than one year	788	87%	3.6%	(14.2%)	(6.8%)

Leases executed for spaces excluded from analysis (5)	119	13%

	Nine Months Ended September 30, 2011

	Square Feet	% of Total Signed During Period	% of Rentable Square Footage	% Change Cash Rents (2)	% Change Accrual Rents (3) (4)

Leases executed for spaces vacant less than one year	2,595	89%	11.9%	(0.6%)	4.2%

Leases executed for spaces excluded from analysis (5)	334	11%

(1) The population analyzed consists of office leases executed during the period (retail leases as well as leases associated with storage spaces, management offices, industrial properties and unconsolidated joint venture assets were excluded from this analysis). Spaces that had been vacant for greater than one year were excluded from this analysis.

(2) For the purposes of this analysis, the cash rents last in effect for the previous leases were compared to the initial cash rents of the new leases in order to calculate the percentage change.

(3) For the purposes of this analysis, the accrual basis rents for the previous leases were compared to the accrual basis rents of the new leases in order to calculate the percentage change. For newly signed leases which have variations in accrual basis rents, whether because of known future expansions, contractions, lease expense recovery structure changes, or other similar reasons, the weighted average of such accrual basis rents is used for the purposes of this analysis.

(4) For leases under which a tenant may use, at its discretion, a portion of its tenant improvement allowance for expenses other than those related to improvements to its space, an assumption is made that the tenant elects to use any such portion of its tenant improvement allowance for improvements to its space prior to the commencement of its lease. This assumption is made based upon the historical tenant improvement allowance usage patterns of the Company’s tenants.

(5) Represents leases signed at our consolidated office assets that do not qualify for inclusion in the analysis primarily because the spaces for which the new leases were signed had been vacant for greater than one year. Leases signed with Piedmont entities are excluded from the analysis.

Piedmont Office Realty Trust, Inc.

Lease Expiration Schedule

As of September 30, 2011

(in thousands)

	OFFICE PORTFOLIO				GOVERNMENTAL ENTITIES

	Annualized Lease Revenue (1)	Percentage of Annualized Lease Revenue (%)	Rentable Square Footage	Percentage of Rentable Square Footage (%)	Annualized Lease Revenue (1)	Percentage of Annualized Lease Revenue (%)	Percentage of Current Year Total Annualized Lease Revenue Expiring (%)

Vacant	$0	0.0	2,971	13.6	$0	0.0	N/A
2011	14,288	2.4	425	1.9	22	0.0	0.2
2012(2)	55,660	9.4	1,771	8.1	7,842	1.3	14.1
2013	66,332	11.2	1,601	7.3	21,628	3.7	32.6
2014	52,486	8.9	1,701	7.8	3,537	0.6	6.7
2015	42,998	7.3	1,532	7.0	32	0.0	0.1
2016	29,684	5.0	1,071	4.9	1,440	0.2	4.9
2017	33,510	5.6	1,117	5.1	1,237	0.2	3.7
2018	49,322	8.3	1,639	7.5	8,720	1.5	17.7
2019	73,575	12.4	2,409	11.0	21,469	3.6	29.2
2020	23,630	4.0	923	4.2	9,372	1.6	39.7
2021	19,737	3.3	736	3.4	0	0.0	0.0
2022	19,049	3.2	729	3.3	0	0.0	0.0
2023	26,833	4.5	1,247	5.7	0	0.0	0.0
2024	31,900	5.4	754	3.5	0	0.0	0.0
Thereafter	53,898	9.1	1,213	5.7	28,955	4.9	53.7

Total / Weighted Average	$592,902	100.0	21,839	100.0	$104,254	17.6

(1) Annualized rental income associated with newly executed leases for currently occupied space is incorporated herein only at the expiration date for the current lease. Annualized rental income associated with such new leases is removed from the expiry year of the current lease and added to the expiry year of the new lease. These adjustments effectively incorporate known roll ups and roll downs into the expiration schedule.

(2) Leases and other revenue-producing agreements on a month-to-month basis, aggregating 31,094 square feet and Annualized Lease Revenue of $381,803, are assigned a lease expiration date of a year and a day beyond the period end date.

Piedmont Office Realty Trust, Inc.

Annual Lease Expirations

As of September 30, 2011

(in thousands)

	12/31/2011		12/31/2012		12/31/2013		12/31/2014		12/31/2015

	Expiring Square Footage	Expiring Lease Revenue (1)	Expiring Square Footage	Expiring Lease Revenue (1)	Expiring Square Footage	Expiring Lease Revenue (1)	Expiring Square Footage	Expiring Lease Revenue (1)	Expiring Square Footage	Expiring Lease Revenue (1)

Atlanta	10	$211	67	$1,272	37	$980	28	$578	29	$508
Austin	0	0	0	0	0	0	0	0	0	0
Boston	0	0	7	339	0	31	27	1,884	133	2,610
Central & South Florida	1	50	4	107	8	215	18	452	6	138
Chicago	275	10,149	451	14,241	667	25,541	34	1,315	202	5,597
Cleveland	0	0	112	1,808	14	340	0	0	0	0
Dallas	10	229	107	2,682	10	248	41	983	284	6,131
Denver	0	0	0	0	0	0	0	0	0	0
Detroit	12	258	21	603	86	749	12	266	132	3,867
Houston	15	351	11	346	0	0	0	0	0	0
Los Angeles	2	74	27	1,030	81	2,810	5	1,186	424	15,116
Minneapolis	90	2,900	26	812	45	1,446	807	22,704	98	3,393
Nashville	0	0	0	0	0	0	0	0	0	0
New York	9	376	497	17,169	24	1,024	102	4,268	66	2,428
Philadelphia	0	0	0	0	0	0	0	0	0	0
Phoenix	0	0	0	0	0	0	0	0	132	1,948
Portland	0	0	147	2,023	0	0	74	1,106	0	0
Washington, D.C.	1	66	294	13,737	629	30,382	553	17,844	26	1,073

Total / Weighted Average (2)	425	$14,664	1,771	$56,169	1,601	$63,766	1,701	$52,586	1,532	$42,809

(1) Expiring lease revenue is calculated as expiring square footage multiplied by the gross rent per square foot of the tenant currently leasing the space.

(2) Total expiring lease revenue in any given year will not tie to the expiring Annualized Lease Revenue presented on the Lease Expiration Schedule as the Lease Expiration Schedule accounts for the revenue effects of newly signed leases. Reflected herein are expiring revenues based on in place rental rates.

Piedmont Office Realty Trust, Inc.

Capital Expenditures by Type

For the quarter ended September 30, 2011

Unaudited ($ in thousands)

	For the Three Months Ended

	9/30/2011	6/30/2011	3/31/2011	12/31/2010	9/30/2010

Non-incremental
Bldg / construction / dev	$1,063	$1,315	$1,484	$2,508	$1,885
Tenant improvements	5,930	7,367	7,567	15,614	2,222
Leasing costs	8,545	4,667	8,080	4,597	3,916

Total non-incremental	15,538	13,349	17,131	22,719	8,023
Incremental
Bldg / construction / dev	1,646	983	1,173	1,747	824
Tenant improvements	7,148	4,770	3,749	1,589	3,867
Leasing costs	1,638	1,372	1,467	4,249	1,032

Total incremental	10,432	7,125	6,389	7,585	5,723

Total capital expenditures	$25,970	$20,474	$23,520	$30,304	$13,746

Tenant improvement commitments (1)
Tenant improvement commitments outstanding as of June 30, 2011					$128,929
New tenant improvement commitments related to leases executed during period					30,998
Tenant improvement expenditures				(13,078)
Less: Tenant improvement expenditures fulfilled through accrued liabilities already presented on Piedmont’s balance sheet, expired commitments or other adjustments				(1,562)
Tenant improvement commitments fulfilled, expired or other adjustments					(14,640)

Total as of September 30, 2011 (2)					$145,287

NOTE: The information presented on this page is for all consolidated assets, inclusive of our industrial properties. During the third quarter of 2011, Piedmont revised its definitions of incremental and non-incremental capital expenditures in order to conform with the more broadly accepted definitions for such terms by other office REITs. Capital expenditures have been restated for all prior periods in order to provide a consistent basis for comparison. Our revised definition of these measures can be found on pages 34 and 35.

(1) Commitments are unexpired contractual tenant improvement obligations for leases executed in current and prior periods that have not yet been incurred and have not otherwise been presented on Piedmont’s financial statements. The four largest commitments total approximately $75.0 million, or 52% of total outstanding commitments.

(2) Of the total tenant improvement commitments outstanding, approximately $128 million will be classified as non-incremental capital expenditures when incurred. The total tenant improvement commitments outstanding includes $34.6 million related to one held-for-sale asset, 35 West Wacker Drive. If amounts attributable to 35 West Wacker Drive were excluded, total outstanding tenant improvement commitments as of September 30, 2011, would be $110.7 million, of which $92.3 million would be classified as non-incremental capital expenditures when incurred.

Piedmont Office Realty Trust, Inc.

Contractual Tenant Improvements and Leasing Commissions

			For the Year Ended
	For the Three Months Ended September 30, 2011	For the Nine Months Ended September 30, 2011	2010	2009	2008
Renewal Leases
Number of leases	17	38	37	34	34
Square feet	565,565	1,921,948	1,241,481	1,568,895	967,959
Tenant improvements per square foot (1)	$17.15	$25.93	$14.40	$12.01	$8.28
Leasing commissions per square foot	$8.17	$7.74	$8.40	$5.51	$7.17
Total per square foot	$25.32	$33.67	$22.80	$17.52	$15.45

Tenant improvements per square foot per year of lease term	$2.89	$3.46	$1.74	$1.44	$1.39
Leasing commissions per square foot per year of lease term	$1.38	$1.03	$1.02	$0.66	$1.20
Total per square foot per year of lease term	$4.27	$4.49	$2.76	$2.10	$2.59

New Leases
Number of leases	15	53	56	28	37
Square feet	341,815	1,007,625	866,212	700,295	747,919
Tenant improvements per square foot (1)	$61.84	$42.08	$32.65	$45.04	$30.59
Leasing commissions per square foot	$19.89	$14.73	$11.28	$17.12	$15.95
Total per square foot	$81.73	$56.81	$43.93	$62.16	$46.54

Tenant improvements per square foot per year of lease term	$5.31	$4.53	$4.16	$4.05	$3.24
Leasing commissions per square foot per year of lease term	$1.71	$1.59	$1.44	$1.54	$1.69
Total per square foot per year of lease term	$7.02	$6.12	$5.60	$5.59	$4.93

Total
Number of leases	32	91	93	62	71
Square feet	907,380	2,929,573	2,107,693	2,269,190	1,715,878
Tenant improvements per square foot (1)	$33.99	$31.49	$21.90	$22.21	$18.01
Leasing commissions per square foot	$12.59	$10.14	$9.59	$9.09	$11.00
Total per square foot	$46.58	$41.63	$31.49	$31.30	$29.01

Tenant improvements per square foot per year of lease term	$4.20	$3.88	$2.70	$2.42	$2.41
Leasing commissions per square foot per year of lease term	$1.56	$1.25	$1.18	$0.99	$1.47
Total per square foot per year of lease term	$5.76	$5.13	$3.88	$3.41	$3.88

NOTE: This information is presented for our consolidated office assets only. Short-term leases (leases for a term of less than one year) are excluded from this information.

(1) For leases under which a tenant may use, at its discretion, a portion of its tenant improvement allowance for expenses other than those related to improvements to its space, an assumption is made that the tenant elects to use any such portion of its tenant improvement allowance for improvements to its space prior to the commencement of its lease. This assumption is made based upon the historical tenant improvement allowance usage patterns of the Company’s tenants.

Piedmont Office Realty Trust, Inc.

Geographic Diversification

As of September 30, 2011

Location	Number of Properties	Annualized Lease Revenue ($’s in thousands)	Percentage of Annualized Lease Revenue (%)	Rentable Square Footage (in Thousands)	Percentage of Rentable Square Footage (%)	Leased Square Footage (in thousands)	Percent Leased (%)

Chicago	7	$169,038	28.6	5,851	26.7	4,706	80.4
Washington, D.C.	14	119,987	20.2	3,055	14.0	2,782	91.1
New York	7	88,332	14.9	2,656	12.2	2,532	95.3
Minneapolis	4	44,079	7.4	1,612	7.4	1,536	95.3
Los Angeles	5	29,297	4.9	1,144	5.2	921	80.5
Boston	6	25,634	4.3	1,023	4.7	1,002	97.9
Dallas	7	23,321	3.9	1,276	5.8	1,101	86.3
Detroit	4	17,836	3.0	930	4.3	809	87.0
Atlanta	6	14,800	2.5	1,040	4.8	631	60.7
Philadelphia	1	14,571	2.5	761	3.5	761	100.0
Houston	2	10,497	1.8	463	2.1	341	73.7
Nashville	1	7,125	1.2	312	1.4	312	100.0
Phoenix	4	7,018	1.2	554	2.5	344	62.1
Central & South Florida	3	5,419	0.9	299	1.4	240	80.3
Austin	1	5,846	1.0	195	0.9	195	100.0
Portland	4	4,232	0.7	325	1.5	325	100.0
Cleveland	2	3,158	0.5	187	0.9	175	93.6
Denver	1	2,712	0.5	156	0.7	156	100.0

Total / Weighted Average	79	$592,902	100.0	21,839	100.0	18,869	86.4

Piedmont Office Realty Trust, Inc.

Industry Diversification

As of September 30, 2011

Industry Diversification	Number of Tenants	Percentage of Total Tenants (%)	Annualized Lease Revenue ($’s in thousands)	Percentage of Annualized Lease Revenue (%)	Leased Square Footage (in thousands)	Percentage of Leased Square Footage (%)

Governmental Entity	7	1.6	$104,254	17.6	2,400	12.7
Business Services	64	14.8	63,190	10.7	1,992	10.6
Depository Institutions	13	3.0	49,426	8.3	1,712	9.1
Legal Services	11	2.5	36,575	6.2	1,026	5.4
Nondepository Credit Institutions	13	3.0	31,367	5.3	1,096	5.8
Petroleum Refining & Related Industries	1	0.2	31,289	5.3	776	4.1
Insurance Carriers	20	4.6	26,630	4.5	1,234	6.5
Chemicals & Allied Products	8	1.8	22,678	3.8	669	3.5
Engineering, Accounting, Research, Management & Related Services	28	6.5	22,076	3.7	682	3.6
Insurance Agents, Brokers & Services	9	2.1	18,432	3.1	601	3.2
Communications	35	8.1	17,745	3.0	599	3.2
Security & Commodity Brokers, Dealers, Exchanges & Services	22	5.1	15,680	2.6	561	3.0
Educational Services	9	2.1	15,536	2.6	434	2.3
Food & Kindred Products	6	1.4	15,061	2.5	428	2.3
Transportation Equipment	4	0.9	13,640	2.3	520	2.8
Other	183	42.3	109,323	18.5	4,139	21.9

Total	433	100.0	$592,902	100.0	18,869	100.0

Piedmont Office Realty Trust, Inc.

Property Investment Activity

As of September 30, 2011

Acquisitions

Property Name	Location	Acquisition Date	Percent Ownership (%)	Year Built	Purchase Price ($’s in thousands)	Rentable Square Footage (in thousands)	Percent Leased at Acquisition (%)

Suwanee Gateway One	Suwanee, GA	9/28/2010	100	2008	$7,875	142	0
Meridian Crossings	Richfield, MN	10/1/2010	100	1997-1998	65,611	384	96
1200 Enclave Parkway	Houston, TX	3/30/2011	100	1999	18,500	150	18
500 West Monroe Street (1)	Chicago, IL	3/31/2011	100	1991	227,500	962	67
The Dupree	Atlanta, GA	4/29/2011	100	1997	20,450	138	83
The Medici	Atlanta, GA	6/7/2011	100	2008	13,210	152	22
225 and 235 Presidential Way	Woburn, MA	9/13/2011	100	2000-2001	85,300	440	100

					$438,446	2,368	69

Dispositions

Property Name	Location	Disposition Date	Percent Ownership (%)	Year Built	Sale Price ($’s in thousands)	Rentable Square Footage (in thousands)	Percent Leased at Disposition (%)

111 Sylvan Avenue	Englewood Cliffs, NJ	12/8/2010	100	1953-1967	$55,000	410	100
14400 Hertz Quail Springs Parkway	Oklahoma City, OK	10/15/2010	4	1997	5,300	57	100
360 Interlocken Boulevard	Broomfield, CO	6/2/2011	4	1996	9,150	52	100
Eastpointe Corporate Center	Issaquah, WA	7/1/2011	100	2001	32,000	156	19
47300 Kato Road	Fremont, CA	8/25/2011	78	1982	3,825	58	0
5000 Corporate Court	Holtsville, NY	8/31/2011	100	2000	39,250	264	82

					$144,525	997	77

(1) Investment in this property was converted from a structured finance investment to an owned real estate asset through a UCC foreclosure of an equity ownership interest on March 31, 2011. The purchase price presented equates to the book basis for the real estate assets comprising the property.

Piedmont Office Realty Trust, Inc.

Value-Add Activity

As of September 30, 2011

Presented below are properties that were acquired employing a value-add strategy. Once a property acquired under a value-add strategy reaches 80% leased, it is deemed stabilized for the purposes of supplemental reporting and will be removed from the value-add classification.

Value-Add Properties

Property Name	Location	Acquisition Date	Percent Ownership (%)	Year Built	Purchase Price ($’s in thousands)	Rentable Square Footage (in thousands)	Current Percent Leased (%)	Percent Leased at Acquisition (%)

Suwanee Gateway One	Suwanee, GA	9/28/2010	100	2008	$7,875	142	0	0
1200 Enclave Parkway	Houston, TX	3/30/2011	100	1999	18,500	150	18	18
500 West Monroe Street (1)	Chicago, IL	3/31/2011	100	1991	227,500	962	67	67
The Medici	Atlanta, GA	6/7/2011	100	2008	13,210	152	30	22

					$267,085	1,406	51	50

(1) Property was acquired through the foreclosure of an equity ownership interest. While 67% leased at acquisition, the asset had near-term lease expirations comprising approximately 50% of the building’s rentable square footage.

Piedmont Office Realty Trust, Inc.

Other Investments

As of September 30, 2011

	Hoffman Estates, IL	Hoffman Estates, IL	Hoffman Estates, IL	Hoffman Estates, IL	Hoffman Estates, IL	Hoffman Estates, IL	Hoffman Estates, IL
Industrial Properties	Location	Percent Ownership (%)	Year Built		Real Estate Net Book Value ($’s in thousands)	Rentable Square Footage (in thousands)	Percent Leased (%)

112 Hidden Lake Circle	Duncan, SC	100	1987		$9,680	313.4	100
110 Hidden Lake Circle	Duncan, SC	100	1987		12,952	473.4	37

					$22,632	786.8	62

Unconsolidated Joint Venture Properties	Location	Percent Ownership (%)	Year Built	Piedmont Share of Real Estate Net Book Value ($’s in thousands)	Real Estate Net Book Value ($’s in thousands)	Rentable Square Footage (in thousands)	Percent Leased (%)

20/20 Building	Leawood, KS	57	1992	2,493	4,393	68.3	91
4685 Investment Drive	Troy, MI	55	2000	5,177	9,412	77.1	100
5301 Maryland Way	Brentwood, TN	55	1989	10,855	19,733	201.2	100
8560 Upland Drive	Parker, CO	72	2001	7,535	10,481	148.2	100
Two Park Center	Hoffman Estates, IL	72	1999	11,315	15,739	193.7	39

				$37,375	$59,758	688.5	82

Land Parcels	Location					Acres

Portland Land Parcels	Beaverton, OR					18.2
Enclave Parkway	Houston, TX					4.5
Durham Avenue	South Plainfield, NJ					8.9
State Highway 161	Irving, TX					4.5

						36.1

Piedmont Office Realty Trust, Inc.

Supplemental Definitions

Included in this section are management’s statements regarding certain non-GAAP financial measures provided in this supplemental report and reasons why management believes that these measures provide useful information to investors about the Company’s financial condition and results of operations. Reconciliations of these non-GAAP measures are included within pages 37-39.

Adjusted Funds From Operations (“AFFO”): AFFO is calculated by deducting from Core FFO non-incremental capital expenditures and adding back non-cash items including non-real estate depreciation, straight lined rents and fair value lease revenue, non-cash components of interest expense and compensation expense, and by making similar adjustments for unconsolidated partnerships and joint ventures. Although AFFO may not be comparable to that of other REITs, we believe it provides a meaningful indicator of our ability to fund cash needs and to make cash distributions to equity owners. AFFO is a non-GAAP financial measure and should not be viewed as an alternative measurement of our operating performance to net income, as an alternative to net cash flows from operating activities or as a measure of our liquidity.

Annualized Lease Revenue (“ALR”): ALR is calculated by multiplying (i) rental payments (defined as base rent plus operating expense reimbursements, if payable by the tenant on a monthly basis under the terms of a lease that have been executed, but excluding a) rental abatements and b) rental payments related to executed but not commenced leases for space that was covered by an existing lease), by (ii) 12. In instances in which contractual rents or operating expense reimbursements are collected on an annual, semi-annual, or quarterly basis, such amounts are multiplied by a factor of 1, 2, or 4, respectively, to calculate the annualized figure. For leases that have been executed but not commenced relating to un-leased space, ALR is calculated by multiplying (i) the monthly base rental payment (excluding abatements) plus any operating expense reimbursements for the initial month of the lease term, by (ii) 12. Unless stated otherwise, this measure excludes our industrial properties and unconsolidated joint venture interests.

Core EBITDA: Core EBITDA is defined as net income before interest, taxes, depreciation and amortization and incrementally removing any impairment losses, gains or losses from sales of property, or other extraordinary items. We do not include impairment losses in this measure because we feel these types of losses create volatility in our earnings and make it difficult to determine the earnings generated by our ongoing business. We believe Core EBITDA is a reasonable measure of our liquidity. Core EBITDA is a non-GAAP financial measure and should not be viewed as an alternative measurement of cash flows from operating activities or other GAAP basis liquidity measures. Other REITs may calculate Core EBITDA differently and our calculation should not be compared to that of other REITs.

Core Funds From Operations (“Core FFO”): We calculate Core FFO by starting with FFO, as defined by NAREIT, and adjusting for certain non-recurring items such as impairment losses and other extraordinary items. Such items create significant earnings volatility. We believe Core FFO provides a meaningful measure of our operating performance and more predictability regarding future earnings potential. Core FFO is a non-GAAP financial measure and should not be viewed as an alternative measurement of our operating performance to net income; therefore, it should not be compared to other REITs’ equivalent to Core FFO.

Core Net Operating Income (“Core NOI”): Core NOI is defined as real estate operating income with the add-back of corporate general and administrative expense, depreciation and amortization, and casualty and impairment losses and the deduction of income and expense associated with lease terminations and income associated with property management performed by Piedmont for other organizations. We present this measure on an accrual basis and a cash basis, which eliminates the effects of straight lined rents and fair value lease revenue. The company uses this measure to assess its operating results and believes it is important in assessing operating performance. Core NOI is a non-GAAP measure which does not have any standard meaning prescribed by GAAP and therefore may not be comparable to similar measures presented by other companies.

EBITDA: EBITDA is defined as net income before interest, taxes, depreciation and amortization. We believe EBITDA is an appropriate measure of our ability to incur and service debt. EBITDA should not be considered as an alternative to cash flows from operating activities, as a measure of our liquidity or as an alternative to net income as an indicator of our operating activities. Other REITs may calculate EBITDA differently and our calculation should not be compared to that of other REITs.

Funds From Operations (“FFO”): FFO is calculated in accordance with the current National Association of Real Estate Investment Trusts (“NAREIT”) definition. NAREIT currently defines FFO as net income (computed in accordance with GAAP), excluding gains or losses from sales of property, adding back depreciation and amortization on real estate assets, and after the same adjustments for unconsolidated partnerships and joint ventures. Such factors can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates. FFO may provide valuable comparisons of operating performance between periods and with other REITs. FFO is a non-GAAP financial measure and should not be viewed as an alternative measurement of our operating performance to net income. We believe that FFO is a beneficial indicator of the performance of an equity REIT. However, other REITs may not define FFO in accordance with the NAREIT definition, or may interpret the current NAREIT definition differently than we do; therefore, our computation of FFO may not be comparable to that of such other REITs.

Incremental Capital Expenditures: Incremental Capital Expenditures are defined as capital expenditures of a non-recurring nature that incrementally enhance the underlying assets’ income generating capacity. Tenant improvements, leasing commissions, building capital and deferred lease incentives (“Leasing Costs”) incurred to lease space that was vacant at acquisition, Leasing Costs for spaces vacant for greater than one year, Leasing Costs for spaces at newly acquired properties for which in-place leases expire shortly after acquisition, improvements associated with the expansion of a building and renovations that change the underlying classification of a building are included in this measure.

Piedmont Office Realty Trust, Inc.

Supplemental Definitions

NOI from Unconsolidated Joint Ventures: NOI from Unconsolidated Joint Ventures is defined as Core NOI attributable to our interests in eight properties owned through unconsolidated partnerships. We present this measure on an accrual basis and a cash basis, which eliminates the effects of straight lined rents and fair value lease revenue. NOI from Unconsolidated Joint Ventures is a non-GAAP measure and therefore may not be comparable to similarly defined data provided by other REITs.

Non-Incremental Capital Expenditures: Non-Incremental Capital Expenditures are defined as capital expenditures of a recurring nature related to tenant improvements and leasing commissions that do not incrementally enhance the underlying assets’ income generating capacity. We exclude first generation tenant improvements and leasing commissions from this measure, in addition to other capital expenditures that qualify as Incremental Capital Expenditures, as defined above.

Same Store Net Operating Income (“Same Store NOI”): Same Store NOI is calculated as the Core NOI attributable to the properties owned or placed in service during the entire span of the current and prior year reporting periods. Same Store NOI excludes amounts attributable to industrial properties and unconsolidated joint venture assets. We present this measure on an accrual basis and a cash basis, which eliminates the effects of straight lined rents and fair value lease revenue. We believe Same Store NOI is an important measure of comparison of our stabilized properties’ operating performance. Other REITs may calculate Same Store NOI differently and our calculation should not be compared to that of other REITs.

Same Store Properties: Same Store Properties is defined as properties owned or placed in service during the entire span of the current and prior year reporting periods. Same Store Properties excludes industrial properties and unconsolidated joint venture assets. We believe Same Store Properties is an important measure of comparison of our stabilized portfolio performance.

Piedmont Office Realty Trust, Inc.

Research Coverage

Paul E. Adornato, CFA	John W. Guinee, III	Brendan Maiorana
BMO Capital Markets	Stifel, Nicolaus & Company	Wells Fargo
3 Times Square, 26th Floor	One South Street	7 St. Paul Street
New York, NY 10036	16th Floor	MAC R1230-011
Phone: (212) 885-4170	Baltimore, MD 21202	Baltimore, MD 21202
	Phone: (443) 224-1307	Phone: (443) 263-6516

Paul Morgan	Anthony Paolone, CFA	David B. Rodgers, CFA
Morgan Stanley	JP Morgan	RBC Capital Markets
555 California Street, 21st Floor	277 Park Avenue	Arbor Court
San Francisco, CA 94104 Phone: (415) 576-2627	New York, NY 10172 Phone: (212) 622-6682	30575 Bainbridge Road, Suite 250
Solon, OH 44139
Phone: (440) 715-2647

Michael Knott, CFA	Stephen C. Swett
Green Street Advisors	Morgan Keegan & Co.
660 Newport Center Drive, Suite 800	535 Madison Avenue
Newport Beach, CA 92660	10th Floor
Phone: (949) 640-8780	New York, NY 10022
Phone: (212) 508-7585

Piedmont Office Realty Trust, Inc.

FFO/ Core FFO/ AFFO Reconciliations

Unaudited (in thousands)

	Three Months Ended					Nine Months Ended
	9/30/2011	6/30/2011	3/31/2011	12/31/2010	9/30/2010	9/30/2011	9/30/2010

Net income attributable to Piedmont	$51,026	$21,027	$33,967	$28,700	$40,584	$106,020	$91,679

Depreciation	28,102	27,879	27,154	26,821	26,163	83,135	78,285
Amortization	16,616	15,878	12,106	11,623	11,119	44,601	33,712
(Gain) / loss on sale of properties	(26,826)	(45)	-	792	-	(26,872)	-
(Gain) / loss on consolidation of VIE	-	388	(1,920)	-	-	(1,532)	-

Funds from operations	68,918	65,127	71,307	67,936	77,866	205,352	203,676

Acquisition costs	285	716	(26)	242	310	975	358
Impairment loss	-	-	-	-	53	-	9,640

Core funds from operations	69,203	65,843	71,281	68,178	78,229	206,327	213,674

Depreciation of non real estate assets	84	168	170	173	176	422	533
Stock-based and other non-cash compensation expense	1,111	896	968	1,223	1,095	2,975	2,458
Deferred financing cost amortization	879	1,060	607	608	607	2,546	2,000
Amortization of fair market adjustments on notes payable	471	942	-	-	-	1,413	-
Straight-line effects of lease revenue	(4,129)	(2,596)	2,237	(3,456)	(2,921)	(4,488)	(2,632)
Amortization of lease related intangibles	(1,817)	(1,670)	(1,362)	(1,331)	(1,510)	(4,850)	(4,461)
Income from amortization of discount on purchase of mezzanine loans	-	-	(484)	(473)	(569)	(484)	(1,932)
Acquisition costs	(285)	(716)	26	(242)	(310)	(975)	(358)

Non-incremental capital expenditures	(15,538)	(13,349)	(17,131)	(22,719)	(8,023)	(46,018)	(22,722)

Adjusted funds from operations	$49,979	$50,578	$56,312	$41,961	$66,774	$156,868	$186,560

Piedmont Office Realty Trust, Inc.

Same Store Net Operating Income (Cash Basis)

Unaudited (in thousands)

	Three Months Ended					Nine Months Ended
	9/30/2011	6/30/2011	3/31/2011	12/31/2010	9/30/2010	9/30/2011	9/30/2010

Net income attributable to Piedmont	$51,026	$21,027	$33,967	$28,700	$40,584	$106,020	$91,679

Net income attributable to noncontrolling interest	135	121	123	122	158	378	409
Interest expense	17,804	19,313	17,174	17,378	17,359	54,291	55,383
Depreciation	28,186	28,047	27,324	26,995	26,339	83,557	78,818
Amortization	16,616	15,878	12,106	11,623	11,119	44,601	33,712
Impairment loss	-	-	-	-	53	-	9,640
(Gain) / loss on sale of properties	(26,826)	(45)	-	792	-	(26,872)	-
(Gain) / loss on consolidation of VIE	-	388	(1,920)	-	-	(1,532)	-

Core EBITDA	86,941	84,729	88,774	85,610	95,612	260,443	269,641

General & administrative expenses	4,747	7,392	6,704	7,724	6,806	18,843	21,129
Management fee revenue	(110)	(363)	(830)	(948)	(806)	(1,303)	(2,265)
Interest and other income	74	253	(3,460)	(491)	(993)	(3,132)	(2,998)
Lease termination income	33	(1,347)	(3,404)	(2,589)	(4,230)	(4,718)	(5,205)
Lease termination expense - straight line rent & acquisition intangibles write-offs	260	43	436	461	131	739	876
Straight-line effects of lease revenue	(4,296)	(2,639)	1,972	(3,791)	(3,053)	(4,963)	(3,508)
Net effect of amortization of above/(below) market in-place lease intangibles	(1,911)	(1,670)	(1,534)	(1,457)	(1,510)	(5,115)	(4,461)

Core net operating income	85,738	86,398	88,658	84,519	91,957	260,794	273,209

Net operating income from:
Acquisitions	(3,400)	(3,399)	357	918	2	(6,443)	2
Dispositions	245	(313)	(261)	(1,467)	(2,554)	(328)	(8,028)
Industrial properties	(254)	(242)	(237)	(346)	(90)	(733)	(436)
Unconsolidated joint ventures	(818)	(696)	(658)	(1,165)	(1,217)	(2,172)	(3,670)

Same Store NOI	$81,511	$81,748	$87,859	$82,459	$88,098	$251,118	$261,077

Piedmont Office Realty Trust, Inc.

Unconsolidated Joint Venture NOI Reconciliation

Pro-rata (in thousands)

	Three Months Ended					Nine Months Ended

	9/30/2011	6/30/2011	3/31/2011	12/31/2010	9/30/2010	9/30/2011	9/30/2010

Equity in Income of Unconsolidated JVs	$485	$338	$209	$630	$619	$1,032	$2,003

Interest expense	-	-	-	-	-	-	-

Depreciation	296	300	302	310	329	897	1,014

Amortization	33	33	30	101	101	97	302

Impairment loss	-	-	-	-	53	-	53

(Gain) / loss on sale of properties	(71)	(45)	-	(25)	-	(116)	-

Core EBITDA	743	626	541	1,016	1,102	1,910	3,372

General & administrative expenses	29	27	75	73	40	131	145

Interest and other income	(1)	-	-	-	-	(1)	-

Core net operating income (accrual basis)	771	653	616	1,089	1,142	2,040	3,517

Straight-line effects of lease revenue	47	43	42	77	76	132	157

Net effect of amortization of above/(below) market in-place lease intangibles	-	-	-	(1)	(1)	-	(4)

Core net operating income (cash basis)	$818	$696	$658	$1,165	$1,217	$2,172	$3,670

Piedmont Office Realty Trust, Inc.

Discontinued Operations

Unaudited (in thousands)

	Three Months Ended					Nine Months Ended

	9/30/2011	6/30/2011	3/31/2011	12/31/2010	9/30/2010	9/30/2011	9/30/2010

Revenues:
Rental income	$7,477	$8,586	$8,568	$9,704	$10,273	$24,631	$30,455
Tenant reimbursements	3,565	5,321	5,416	6,302	2,708	14,303	14,046
Property management fee revenue	-	-	-	-	-	-	-
Other rental income	-	-	-	1,136	-	-	-

Total revenues	11,042	13,907	13,984	17,142	12,981	38,934	44,501

Operating expenses:
Property operating costs	3,403	6,164	6,144	7,161	2,395	15,712	14,637
Depreciation	1,516	1,686	1,710	1,673	1,694	4,912	5,541
Amortization	1,676	1,709	1,708	1,717	1,716	5,093	5,193
General and administrative	45	21	14	54	171	80	195

Total operating expenses	6,640	9,580	9,576	10,605	5,976	25,797	25,566

Interest expense	(1,568)	(1,551)	(1,534)	(1,578)	(1,583)	(4,653)	(4,697)
Interest and other income (expense)	16	(15)	-	-	-	1	2
Net income attributable to noncontrolling interest	(131)	(116)	(119)	(118)	(154)	(366)	(397)

Total other income (expense)	(1,683)	(1,682)	(1,653)	(1,696)	(1,737)	(5,018)	(5,092)

Operating income, excluding impairment loss and gain on sale	$2,719	$2,645	$2,755	$4,841	$5,268	$8,119	$13,843

Impairment loss	-	-	-	-	-	-	(9,587)
Gain / (loss) on sale of properties	26,756	-	-	(817)	-	26,756	-

Income from discontinued operations	$29,475	$2,645	$2,755	$4,024	$5,268	$34,875	$4,256

Piedmont Office Realty Trust, Inc. Supplemental Operating & Financial Data Risks, Uncertainties and Limitations

Certain statements contained in this supplemental package constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend for all such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such information is subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “continue” or similar words or phrases that are predictions of future events or trends and which do not relate solely to historical matters.

The following are some of the factors that could cause our actual results and expectations to differ materially from those described in our forward-looking statements: our ability to successfully identify and consummate suitable acquisitions; current adverse market and economic conditions; lease terminations or lease defaults, particularly by one of our large lead tenants; the impact of competition on our efforts to renew existing leases or re-let space; changes in the economies and other conditions of the office market in general and of the specific markets in which we operate; economic and regulatory changes; additional risks and costs associated with directly managing properties occupied by government tenants; adverse market and economic conditions and related impairments to our assets, including, but not limited to, receivables, real estate assets and other intangible assets; the success of our real estate strategies and investment objectives; availability of financing; costs of complying with governmental laws and regulations; uncertainties associated with environmental and other regulatory matters; our ability to continue to qualify as a REIT under the Internal Revenue Code; the impact of outstanding or potential litigation; and other factors detailed in our most recent Annual Report on Form 10-K and other documents we file with the Securities and Exchange Commission.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this supplemental report. We cannot guarantee the accuracy of any such forward-looking statements contained in this supplemental report, and we do not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.